                                                                    EXHIBIT 10.7

                                                                JANUARY 22, 2004

CONFIDENTIAL TREATMENT REQUESTED:

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND

IS NOTED WITH "[CONFIDENTIAL TREATMENT]."

AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

                            ASSET PURCHASE AGREEMENT

                                   RETIGABINE

                                     BETWEEN

                              VIATRIS GMBH & CO. KG

                                     - AND -

                           XCEL PHARMACEUTICALS, INC.

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                      Asset Purchase Agreement - Retigabine

                                TABLE OF CONTENTS

ASSET PURCHASE AGREEMENT........................................................    1
RETIGABINE......................................................................    1
   TABLE OF CONTENTS............................................................    2
   RECITAL .....................................................................    6
1.    DEFINITIONS...............................................................    6
   1.1     "ABANDONMENT DECISION"...............................................    6
   1.2     "ABANDONMENT REVIEW EXTENSION".......................................    6
   1.3     "ACTION OR PROCEEDING"...............................................    6
   1.4     "AFFILIATE"..........................................................    7
   1.5     "ANCILLARY AGREEMENTS"...............................................    7
   1.6     "API"................................................................    7
   1.7     "ASSETS".............................................................    7
   1.8     "ASSUMED LIABILITIES"................................................    7
   1.9     "AUDIT RECORDS"......................................................    7
   1.10    "BACK-END MILESTONE DATE"............................................    7
   1.11    "BEST OF SELLER'S KNOWLEDGE".........................................    8
   1.12    "CARCINOGENICITY STUDY REPORT".......................................    8
   1.13    "CHARGE".............................................................    8
   1.14    "CHARGED RIGHTS".....................................................    8
   1.15    "CLOSING"............................................................    8
   1.16    "CLOSING DATE".......................................................    8
   1.17    "COMBINATION PRODUCT"................................................    8
   1.18    "COMMERCIALLY REASONABLE EFFORTS"....................................    8
   1.19    "COMPETITIVE PRODUCT"................................................    8
   1.20    "COMPOUND"...........................................................    9
   1.21    "CONSENT"............................................................    9
   1.22    "CONTRACTS"..........................................................    9
   1.23    "DAMAGES"............................................................    9
   1.24    "DATA ROOM DOCUMENTS"................................................    9
   1.25    "DISCLOSING PARTY"...................................................    9
   1.26    "DOMAIN NAME"........................................................    9
   1.27    "EARN-OUT ON SALES"..................................................    9
   1.28    "ENFORCEMENT EVENT"..................................................   10
   1.29    "EXCLUDED LIABILITIES"...............................................   11
   1.30    "FDA"................................................................   11
   1.31    "FDA APPROVAL".......................................................   11
   1.32    "FIRST BACK-END MILESTONE DATE"......................................   11
   1.33    "FIRST COMMERCIAL SALE"..............................................   11
   1.34    "FIRST PHASE III TRIAL"..............................................   12
   1.35    "FORCE MAJEURE EVENT"................................................   12
   1.36    "FORCE MAJEURE EXTENSION"............................................   12
   1.37    "GOVERNMENTAL OR REGULATORY AUTHORITY"...............................   12
   1.38    "IND"................................................................   12
   1.39    "INDEMNIFICATION CLAIM NOTICE".......................................   12
   1.40    "INDEMNIFIED PARTY"..................................................   12
   1.41    "INDEMNIFYING PARTY".................................................   13
   1.42    "INDEMNITEE".........................................................   13
   1.43    "INDEMNITEES"........................................................   13
   1.44    "INDICATION".........................................................   13
   1.45    "KNOW-HOW"...........................................................   13

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
   1.46    "LAW"................................................................   13
   1.47    "LIABILITY"..........................................................   13
   1.48    "LICENSE AGREEMENT"..................................................   13
   1.49    "LICENSEE"...........................................................   13
   1.50    "MANUFACTURER".......................................................   14
   1.51    "MILESTONE PAYMENTS".................................................   14
   1.52    "NDA"................................................................   14
   1.53    "NET SALES"..........................................................   14
   1.54    "[CONFIDENTIAL TREATMENT] RIGHT OF FIRST OFFER"......................   15
   1.55    "NON-DISCLOSING PARTY"...............................................   15
   1.56    "ORDER"..............................................................   15
   1.57    "PATENT ASSIGNMENT AGREEMENT"........................................   15
   1.58    "PATENTED INDICATIONS"...............................................   15
   1.59    "PATENTS"............................................................   15
   1.60    "PERSON".............................................................   16
   1.61    "POTENTIAL ADDITIONAL CONSIDERATION".................................   16
   1.62    "PRODUCT"............................................................   16
   1.63    "PURCHASE PRICE".....................................................   16
   1.64    "PURCHASER'S REQUIRED CONSENTS"......................................   17
   1.65    "RECORDS"............................................................   17
   1.66    "REGULATORY FILINGS".................................................   18
   1.67    "RELATED COMPOUND"...................................................   18
   1.68    "REST-OF-WORLD" OR "ROW".............................................   18
   1.69    "SECOND BACK-END MILESTONE DATE".....................................   18
   1.70    "SECOND PHASE III TRIAL".............................................   18
   1.71    "SECURED SUMS".......................................................   18
   1.72    "SELLER LICENSE".....................................................   18
   1.73    "SELLER'S REQUIRED CONSENTS".........................................   18
   1.74    "SELLER SUPPLY AGREEMENT"............................................   18
   1.75    "STOCK"..............................................................   19
   1.76    "SUCCESSOR"..........................................................   19
   1.77    "TAX"................................................................   19
   1.78    "TRANSITION, DATA TRANSFER AND SERVICES PLAN"........................   19
   1.79    "UPFRONT PAYMENTS"...................................................   19
   1.80    "VALID CLAIM"........................................................   19
   1.81    "VAT"................................................................   19
   1.82    "WESTERN EUROPE".....................................................   19
   1.83    "WYETH"..............................................................   20
2.    CLOSING CONDITIONS........................................................   20
   2.1     CLOSING..............................................................   20
   2.2     DELIVERIES BY PURCHASER..............................................   20
   2.3     DELIVERIES BY SELLER.................................................   21
   2.4     OBLIGATIONS OF THE PARTIES...........................................   22
   2.5     TERMINATION..........................................................   22
3.    SALE AND PURCHASE OF ASSETS AND RELATED TRANSACTIONS......................   23
   3.1     SALE AND PURCHASE OF ASSETS..........................................   23
   3.2     PURCHASE PRICE PAYMENTS..............................................   23
      3.2.1  Upfront Payments...................................................   24
      3.2.2  Milestone Payments.................................................   24
      3.2.3  Earn-Out on Sales..................................................   25
   3.3     POTENTIAL ADDITIONAL CONSIDERATION...................................   25
      3.3.1  United States......................................................   25
      3.3.2  Western Europe.....................................................   26
      3.3.3  Rest-of-World......................................................   26

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
   3.4     POTENTIAL [CONFIDENTIAL TREATMENT] RIGHT.............................   26
   3.5     INTEREST.............................................................   27
   3.6     ASSUMPTION OF LIABILITIES............................................   27
   3.7     TAXES................................................................   27
   3.8     ALLOCATION OF PURCHASE PRICE.........................................   28
   3.9     OPTION TO ACQUIRE ASSETS.............................................   28
   3.10    CHARGE...............................................................   29
4.    TRANSITION ARRANGEMENTS AND PURCHASER'S DEVELOPMENT AND REPORTING
      OBLIGATIONS...............................................................   31
   4.1     TRANSITION OF ASSETS.................................................   31
   4.2     PURCHASER'S EFFORTS..................................................   31
   4.3     DEVELOPMENT REPORTS..................................................   31
   4.4     EARN-OUT ON SALES REPORTS, RECORDS AND AUDIT.........................   31
   4.5     REGULATORY MATTERS...................................................   32
   4.6     INSURANCE............................................................   32
   4.7     ACCESS...............................................................   33
5.    POST-CLOSING COVENANTS OF THE PARTIES.....................................   33
   5.1     COOPERATION..........................................................   33
   5.2     NON-ASSERTION OF INTELLECTUAL PROPERTY RIGHTS........................   34
   5.3     PUBLIC ANNOUNCEMENTS.................................................   34
   5.4     FURTHER ASSURANCES...................................................   34
6.    REPRESENTATIONS AND WARRANTIES OF SELLER..................................   35
   6.1     TITLE TO, AND CONDITION OF, ASSETS...................................   35
   6.2     COMPLIANCE WITH LAWS.................................................   38
   6.3     REGULATORY MATTERS AND LEGAL PROCEEDINGS.............................   38
   6.4     AUTHORITY; BINDING NATURE OF AGREEMENT...............................   39
   6.5     NON-CONTRAVENTION....................................................   40
   6.6     CONSENT..............................................................   40
   6.7     BROKERS..............................................................   40
   6.8     DISCLOSURE...........................................................   40
7.    REPRESENTATIONS AND WARRANTIES OF PURCHASER...............................   40
   7.1     AUTHORITY; BINDING NATURE OF AGREEMENT...............................   40
   7.2     NON-CONTRAVENTION....................................................   41
   7.3     CONSENT..............................................................   41
   7.4     LEGAL PROCEEDINGS....................................................   41
   7.5     BROKERS..............................................................   41
   7.6     DISCLOSURE...........................................................   42
8.    SURVIVAL..................................................................   42
9.    INDEMNIFICATION...........................................................   42
   9.1     INDEMNIFICATION......................................................   42
      9.1.1  By Seller..........................................................   42
      9.1.2  By Purchaser.......................................................   42
      9.1.3  Procedures.........................................................   43
      9.1.4  Third Party Claims.................................................   43
      9.1.5  Expenses...........................................................   45
   9.2     INSURANCE............................................................   45
   9.3     LIMIT ON RECOVERY....................................................   45
   9.4     CURE.................................................................   45
10.      MISCELLANEOUS..........................................................   46

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
   10.1    TERMINATION, RESCISSION, REPUDIATION.................................   46
   10.2    CONFIDENTIALITY......................................................   46
   10.3    DISPUTE RESOLUTION...................................................   47
   10.4    FORCE MAJEURE........................................................   48
   10.5    HARDSHIP.............................................................   49
   10.6    NOTICES..............................................................   49
   10.7    ENTIRE AGREEMENT.....................................................   50
   10.8    WAIVER...............................................................   50
   10.9    AMENDMENT............................................................   50
   10.10   THIRD PARTY BENEFICIARIES............................................   50
   10.11   ASSIGNMENT AND BINDING EFFECT........................................   51
   10.12   HEADINGS.............................................................   51
   10.13   SEVERABILITY.........................................................   51
   10.14   GOVERNING LAW........................................................   51
   10.15   DOLLAR DENOMINATION AND FOREIGN SALES................................   51
   10.16   EXPENSES.............................................................   52
   10.17   COUNTERPARTS.........................................................   52
   10.18   INTERPRETATION OF AGREEMENT..........................................   52
   SCHEDULES TO THE ASSET PURCHASE AGREEMENT....................................   54
   SCHEDULE 1: ASSUMED CONTRACTS................................................   55
   SCHEDULE 2: PURCHASER'S CREDITORS............................................   58
   SCHEDULE 3: REGULATORY FILINGS...............................................   59
   SCHEDULE 4: PURCHASER'S REQUIRED CONSENTS....................................   60
   SCHEDULE 5: SELLER'S REQUIRED CONSENTS.......................................   61

EXHIBITS:
---------
Exhibit A:  Patent Assignment Agreement  (including Schedule PAA)
Exhibit B:  Seller Supply Agreement  (including Schedules 1-6 SSA)
Exhibit C:  Transition, Data Transfer and Services Plan (including Schedules 1-6 TDTS)
Exhibit D:  Patent Release Agreement (UBS)

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                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of January 22, 2004 (the "EFFECTIVE DATE"), by and between VIATRIS GMBH & CO. KG, a limited partnership (Kommanditgesellschaft) organized under the laws of the Federal Republic of Germany ("SELLER"), and XCEL PHARMACEUTICALS, INC., a Delaware corporation ("PURCHASER"). Seller and Purchaser are referred to collectively in this Agreement as the "PARTIES." Certain capitalized terms used in this Agreement are defined in Section 1 below.

                                     RECITAL

The Parties wish to provide for the purchase by Purchaser of the Assets from Seller, and to provide for certain related transactions, all on the terms and subject to the conditions and other provisions set forth in this Agreement and in the Ancillary Agreements.

                                    AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1.    DEFINITIONS

      As used herein, the following terms shall have their respective meanings:

1.1   "ABANDONMENT DECISION"

      means a determination by Purchaser (evidenced by Purchaser's written notice to Seller) to abandon Purchaser's efforts with respect to the entire development of the Product (including the activities contemplated by Section 4.2 below), which determination Purchaser shall have the right to make at any time and for any reason (in Purchaser's sole discretion).

1.2   "ABANDONMENT REVIEW EXTENSION"

      means an extension of the next to occur of the Back-End Milestone Dates by one day for each day after Purchaser has provided written notice to Seller that Purchaser is evaluating information with respect to the development of the Product that Purchaser believes in its reasonable estimation could lead Purchaser to make an Abandonment Decision; provided, however, that no Abandonment Review Extension shall extend the respective Back-End Milestone Date by more than three (3) months without Seller's written consent (which shall not be unreasonably withheld). For the avoidance of doubt, subsequent Back-End Milestone Dates shall remain unaffected by any Abandonment Review Extension (i.e., any Abandonment Review Extension shall affect only the next to occur of the Back-End Milestone Dates).

1.3   "ACTION OR PROCEEDING"

      means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative,

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      investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

1.4   "AFFILIATE"

      means, with respect to any Person, any other Person which controls, is controlled by or is under common control with such Person or entity. Without limitation, a Person shall be regarded as in control of another Person if it owns or controls, directly or indirectly, (i) in the case of corporate entities at least fifty percent (50%) (or the maximum ownership interest permitted by applicable Law) of the equity securities in the subject entity entitled to vote in the election of directors and, (ii) in the case of an entity that is not a corporation, at least fifty percent (50%) (or the maximum ownership interest permitted by applicable Law) of the equity securities or other ownership interests with the power to direct the management and policies of such subject entity or entitled to elect the corresponding management authority.

1.5   "ANCILLARY AGREEMENTS"

      mean the following agreements: (i) the Seller Supply Agreement; and (ii) the Patent Assignment Agreement.

1.6   "API"

      means the Compound in bulk form which, if appropriately formulated and finished, would constitute finished bulk drug substance formulated into a final dosage form of a Product.

1.7   "ASSETS"

      has the meaning set forth in Section 3.1 below.

1.8   "ASSUMED LIABILITIES"

      mean the obligations and other liabilities of Seller and its Affiliates under or relating to the Contracts, but only insofar as such obligations or liabilities arise, and relate to events or conduct occurring, after the Closing.

1.9   "AUDIT RECORDS"

      has the meaning set forth in Section 4.4(b) below.

1.10  "BACK-END MILESTONE DATE"

      means each of the First Back-End Milestone Date and the Second Back-End Milestone Date.

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1.11  "BEST OF SELLER'S KNOWLEDGE"

      means the knowledge of Seller assuming Seller has made all reasonable and diligent enquiries before the Closing Date in respect of the subject matter of the relevant statement.

1.12  "CARCINOGENICITY STUDY REPORT"

      means the final, completed report from a two (2)-year carcinogenicity study in rats with respect to the Compound (which is required for FDA Approval).

1.13  "CHARGE"

      has the meaning set forth in Section 3.10(a) below.

1.14  "CHARGED RIGHTS"

      has the meaning set forth in Section 3.10(a) below.

1.15  "CLOSING"

      has the meaning set forth in Section 2.1 below.

1.16  "CLOSING DATE"

      means the date upon which the Closing occurs.

1.17  "COMBINATION PRODUCT"

      means Product when sold in combination with one or more other components or active ingredients contributing substantially to the overall efficacy of the combination product.

1.18  "COMMERCIALLY REASONABLE EFFORTS"

      mean, with respect to a Party, those efforts consistent with the exercise of such Party's prudent scientific and business judgment as applied to other research, development and commercialization efforts for products of similar scientific and commercial potential within the programs and relevant product lines of such Party, and as are common and customary in the pharmaceutical industry for companies of like size and resources to such Party.

1.19  "COMPETITIVE PRODUCT"

      means a pharmaceutical preparation (i) containing the Compound at therapeutically active dosages and (ii) that is owned by, or licensed from, any Person other than (x) Purchaser, (y) any Affiliate of Purchaser or (z) any Person acquiring its ownership or license rights, directly or indirectly, from Purchaser or any Affiliate of Purchaser.

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1.20  "COMPOUND"

      means [CONFIDENTIAL TREATMENT].

1.21  "CONSENT"

      means any consent, approval or waiver.

1.22  "CONTRACTS"

      mean the contracts and other instruments identified on Schedule 1 hereto.

1.23  "DAMAGES"

      mean costs, Liabilities, damages, lawsuits, deficiencies, claims and expenses (including interest, penalties and reasonable fees and disbursements of attorneys paid in connection with the investigation, defense or settlement of any of the foregoing).

1.24  "DATA ROOM DOCUMENTS"

      mean the documents, data, records and other materials furnished or made available by Seller to Purchaser as part of the data room established by Seller at Seller's premises, as well as the file history documents related to the US and European Patents and provided by Seller to Purchaser, for use by Purchaser in conducting due diligence with respect to the Assets prior to the Closing Date. A list of the Data Room Documents is attached as Schedule TDTS to the Transition, Data Transfer and Services Plan.

1.25  "DISCLOSING PARTY"

      has the meaning set forth in Section 10.2(a) below.

1.26  "DOMAIN NAME"

      means the Internet domain name "www.retigabine.com," as well as all registrations, goodwill and rights thereto.

1.27  "EARN-OUT ON SALES"

      mean the amounts payable by Purchaser to Seller calculated in the manner set out below:

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
                                        DOES ANY
              DOES ANY VALID CLAIM    COMPETITIVE
               COVER THE PRODUCT?    PRODUCT EXIST?    AMOUNT PAYABLE TO
REGION(*)             (**)               (***)              SELLER        END OF PAYMENT DUTY
---------     --------------------   --------------    -----------------  -------------------
[CONFIDENTIAL TREATMENT]

(*) Earn-Out on Sales shall be determined [CONFIDENTIAL TREATMENT], as applicable.

(**) A Valid Claim will be deemed to cover a Product [CONFIDENTIAL TREATMENT] if the sale or import of such Product [CONFIDENTIAL TREATMENT] would infringe one or more Valid Claims (ignoring, for this purpose, any exhaustion of rights defense to infringement). Thus, for example, if no Valid Claim covers the sale or import of a Product [CONFIDENTIAL TREATMENT], no Earn-Out on Sales shall be due and owing as the result of any related Net Sales [CONFIDENTIAL TREATMENT].

(***) A Competitive Product will be deemed to exist [CONFIDENTIAL TREATMENT] if a Competitive Product is being commercially sold [CONFIDENTIAL TREATMENT].

1.28  "ENFORCEMENT EVENT"

      means any of the following events:

      (i) Purchaser being in default of an obligation to pay one or more of the Upfront Payments or Milestone Payments (on the terms provided in this Agreement)

                                                                  Page: 10 of 61
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            where any such default persists following thirty (30) days' written notice by Seller to Purchaser and each of Purchaser's creditors identified on the list which is Schedule 2 hereto (which list may be amended from time to time and kept update, accurate and complete by Purchaser upon notice to Seller);

      (ii) Purchaser being unable or admits inability to pay its debts generally as they fall due, suspends making payments on its debts generally or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling its indebtedness generally;

      (iii) Purchaser files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

      (iv) An involuntary petition is filed against Purchaser (unless such petition is dismissed or discharged within ninety (90) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Purchaser which includes any Assets.

1.29  "EXCLUDED LIABILITIES"

      mean all Liabilities of Seller and its Affiliates except the Assumed Liabilities.

1.30  "FDA"

      means the United States Food and Drug Administration (or any successor organization).

1.31  "FDA APPROVAL"

      means the date upon which Purchaser first receives final approval of the labeling letter in the United States with respect to a Product with any form of epilepsy as part of the Indication (e.g., following which Purchaser may immediately commence marketing and sale of such Product in the United States).

1.32  "FIRST BACK-END MILESTONE DATE"

      has the meaning set forth in Section 3.2.2(a) below.

1.33  "FIRST COMMERCIAL SALE"

      means the first sale for use by the general public of a Product in the United States after FDA Approval.

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1.34  "FIRST PHASE III TRIAL"

      means the first large-scale human clinical trial initiated after the Closing with a protocol that is designed to provide pivotal safety and efficacy data regarding a Product with any Indication sufficient to support registration of such Product by the FDA.

1.35  "FORCE MAJEURE EVENT"

      means any event or cause beyond the reasonable control of the affected Party (including acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute or the act or threatened action of any Governmental or Regulatory Authority), including, for either Party as the affected Party, any material failure or material breach of the other Party under the Transition, Data Transfer and Services Plan (or any obligations of such other Party under this Agreement with respect thereto) and, for Purchaser as the affected Party, any failure or breach by Seller to supply "Contractual Products" (as such term is defined, for this purpose, in the Seller Supply Agreement) under the Seller Supply Agreement.

1.36 "FORCE MAJEURE EXTENSION"

      means, with respect to the obligations of either Party to be performed under this Agreement or any of the Ancillary Agreements, an extension of any date for the performance of any such obligation by one day for each day that such Party's Commercially Reasonable Efforts to perform such obligation are affected by any Force Majeure Event.

1.37  "GOVERNMENTAL OR REGULATORY AUTHORITY"

      means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, or any supra-national organization, state, county, city or other political subdivision thereof, as well as any securities exchange or similar regulatory authority.

1.38  "IND"

      means the investigational new drug application No. 53,950 filed with the FDA for "Retigabine (GKE-941, D-23129) Capsules."

1.39  "INDEMNIFICATION CLAIM NOTICE"

      has the meaning set forth in Section 9.1.3 below.

1.40  "INDEMNIFIED PARTY"

      has the meaning set forth in Section 9.1.3 below.

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1.41  "INDEMNIFYING PARTY"

      has the meaning set forth in Section 9.1.3 below.

1.42  "INDEMNITEE"

      has the meaning set forth in Section 9.1.3 below.

1.43  "INDEMNITEES"

      has the meaning set forth in Section 9.1.3 below.

1.44  "INDICATION"

      means any human therapeutic indication for which a pharmaceutical preparation containing the Compound at therapeutically active dosages is or may be developed.

1.45  "KNOW-HOW"

      means all technology, inventions, copyrights, database rights, trade secrets, know-how, data, processes, procedures and other information, in each case that relate to the API, the Compound, any Related Compound or any Product as far as the same are within the possession or control of Seller or any of Seller's Affiliates at the Closing Date.

1.46  "LAW"

      means any law, statute or ordinance, or any rule, regulation, or published guidelines promulgated by any Governmental or Regulatory Authority.

1.47  "LIABILITY"

      means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), excluding any liability for any Taxes.

1.48  "LICENSE AGREEMENT"

      means an agreement whereby a Licensee receives a license from Purchaser or any Affiliate of Purchaser to manufacture, distribute, promote, use, sell, offer for sale or import any Product.

1.49  "LICENSEE"

      means any Person, other than any Affiliate of Purchaser, who, pursuant to a License Agreement, receives a license from Purchaser or any Affiliate of Purchaser to manufacture, distribute, promote, use, sell, offer for sale or import the Compound or any Product.

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1.50  "MANUFACTURER"

      means Degussa AG.

1.51  "MILESTONE PAYMENTS"

      have the meaning set forth in Section 3.2.2 below.

1.52  "NDA"

      means a New Drug Application in respect of a Product (for any Indication).

1.53  "NET SALES"

      mean the amount of gross sales of Products in a specified territory for a specified period by Purchaser, any Licensee or any Affiliate of Purchaser less the following amounts actually and reasonably incurred by Purchaser:

      (i) customer directed commissions and quantity, trade and cash discounts actually allowed or given;

      (ii) discounts, replacements, credits or refunds actually allowed for the return of rejected, outdated, damaged or returned Products;

      (iii) rebates, chargebacks and price adjustments actually allowed or given;

      (iv) sales or similar taxes (including duties or other governmental charges or assessments) levied, absorbed or otherwise imposed on the sale of Products (including VAT or other governmental charges measured by the billing amount, when included in such billing); and

      (v) charges for freight, handling, postage, transportation, insurance and other shipping charges;

      provided, however, that:

      (a) sales or transfers of Products between or among Purchaser, any Licensee or any Affiliate of Purchaser, as well as sales or transfers resulting directly or indirectly from any Seller License, shall be excluded from Net Sales calculations for all purposes;

      (b) Products that are made, sold or used in connection with any pre-clinical or clinical trials, or for any testing, quality control, evaluation or other development purposes, or distributed as samples, shall be excluded from Net Sales calculations for all purposes;

      (c) for Combination Products, the computation of Net Sales shall be based on the relative average net selling price of the applicable Product in the country at issue as compared with the net selling prices of the other components or active ingredients contributing substantially to the overall efficacy of the Combination

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            Product (as determined by identical methods, to the extent practical) during the applicable calendar quarter (although, if the Product or such other components or active ingredients were not separately invoiced or priced during the applicable quarterly period, the Net Sales computation shall be based on the relative fair market prices which the selling party would have charged for the Product and such other components or ingredients to a third party in an arm's length transaction, as determined by Purchaser in its reasonable discretion); provided, however, that in the instance of any Combination Product where the Product is sold in combination with a diagnostic device, the computation of Net Sales for such Product shall be based solely on the average net selling price of the applicable Product in the country at issue when sold as a stand-alone product; and

      (d) amounts relevant to the determination of Net Sales, and the timing of sales, shall be determined from the books and records of Purchaser (or, as applicable, any Licensee or any Affiliate of Purchaser) which shall be maintained in accordance with generally accepted accounting principles (GAAP) in the United States (or, as applicable, such other standard accounting principles as may be in effect in any other relevant jurisdiction).

1.54  "[CONFIDENTIAL TREATMENT] RIGHT OF FIRST OFFER"

      has the meaning set forth in Section 3.4 below.

1.55  "NON-DISCLOSING PARTY"

      has the meaning set forth in Section 10.2(a) below.

1.56  "ORDER"

      means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

1.57  "PATENT ASSIGNMENT AGREEMENT"

      means the Patent Assignment Agreement substantially in the form of Exhibit A hereto.

1.58  "PATENTED INDICATIONS"

      mean all Indications covered by any of the Patents.

1.59  "PATENTS"

      mean the following:

      (i) those certain patents and patent applications identified on Schedule PAA of Exhibit A;

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      (ii)  any other patents and patent applications owned or controlled by
            Seller or any of its Affiliates and covering the Compound, any Related Compound or any Product or the manufacture, distribution, promotion, use, sale, offer for sale or import of the Compound, any Related Compound or any Product;

      (iii) any patents that are or may be granted from any of the patents or patent applications referred to in this definition, including any extensions (including supplementary protection certificates), continuations, continuations-in-part, divisionals, reissues, reexaminations, renewals, additions, registrations and confirmations thereof;

      (iv) any foreign counterparts or equivalents of any of the patents or patent applications referred to in this definition; and

      (v) any patents or patent applications claiming priority of any of the patents or patent applications referred to in this definition.

1.60  "PERSON"

      means any individual, corporation, general partnership, limited partnership, limited liability company, trust, association, firm, organization, company, business, entity, union, society or governmental body.

1.61  "POTENTIAL ADDITIONAL CONSIDERATION"

      has the meaning set forth in Section 3.3 below.

1.62  "PRODUCT"

      means a pharmaceutical preparation containing the Compound at therapeutically active dosages (whether alone or in combination with one or more other pharmacologically active ingredients) and suitable for human administration for any Indication.

1.63  "PURCHASE PRICE"

      means the following:

      (a)   the Upfront Payments;

      (b)   the Milestone Payments;

      (c)   the Earn-Out on Sales;

      (d)   the Potential Additional Consideration; and

      (e)   the [CONFIDENTIAL TREATMENT] Right Of First Offer.

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1.64  "PURCHASER'S REQUIRED CONSENTS"

      has the meaning set forth in Section 7.3 below.

1.65  "RECORDS"

      mean originals (or copies where originals are unavailable to Seller or its Affiliates) of the following:

      (i) all documents material to any of the Patents (including all files, file histories and material correspondence with relevant patent authorities as well as all docketing information), the Regulatory Filings (including all material correspondence with relevant regulatory authorities) or the Know-How;

      (ii) all material documents provided by Wyeth to Seller or any of its Affiliates up to the time of Closing that relate to the API, the Compound, any Product or any Asset (and any such documents provided by Wyeth to the Seller or any of its Affiliates following the Closing (such documents to be promptly delivered to Purchaser following receipt by Seller or any of its Affiliates));

      (iii) all stock and other records, all database information relating to suppliers and manufacturers and all price, technical, promotional and advertising literature, in each case which (x) relate to the API, the Compound, any Product or any Asset and (y) are in the possession or control of Seller or any of Seller's Affiliates at the Closing Date;

      (iv) all toxicology data and information, all pre-clinical and clinical data and information and all other data and information which relate to the Compound, any Product or any Asset, in each case which are in the possession or control of Seller or any of Seller's Affiliates at the Closing Date;

      (v)   all Data Room Documents;

      (vi) all documents, data and records referenced in the Transition, Data Transfer and Services Plan or any exhibits or schedules attached thereto; and

      (vii) one or more schedules and related analyses of all costs of the development project in relation to the Compound (including costs incurred by Seller and Seller's Affiliates) and as prepared by Seller or its Affiliates and covering the period commencing on January 1, 2000 and continuing through the Closing Date insofar as such schedules or analyses are in the possession or control of Seller or Seller's Affiliates as at the Closing Date.

      In addition to such originals (or copies, as applicable), the Records will include electronic copies of the foregoing items where such electronic copies are in the possession of Seller or any of Seller's Affiliates at the Closing Date.

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1.66  "REGULATORY FILINGS"

      mean all applications and registrations submitted to any Governmental or Regulatory Authority, or owned by Seller or its Affiliates, with respect to the Compound or any Product. The Regulatory Filings include the IND and those filings specified on Schedule 3 hereto.

1.67  "RELATED COMPOUND"

      means each chemical entity other than the Compound claimed by any of the patents or patent applications referenced in Section 1.59 (i) above (i.e., those certain patents or patent applications identified on Schedule PAA of Exhibit A).

1.68  "REST-OF-WORLD" OR "ROW"

      means the territory represented by all countries in the World other than the United States and the countries in Western Europe.

1.69  "SECOND BACK-END MILESTONE DATE"

      has the meaning set forth in Section 3.2.2(c) below.

1.70  "SECOND PHASE III TRIAL"

      means the second large-scale human clinical trial initiated after the Closing with a protocol that is designed to provide pivotal safety and efficacy data regarding a Product with any Indication sufficient to support registration of such Product by the FDA.

1.71  "SECURED SUMS"

      has the meaning set forth in Section 3.10(a) below.

1.72  "SELLER LICENSE"

      means (i) any License Agreement in which Seller or any of its Affiliates is a Licensee or (ii) any other agreement in which Seller or any of its Affiliates receives, directly or indirectly (from Purchaser or any Licensee or otherwise), rights to manufacture, market, distribute, promote, use, sell, offer for sale or import the Compound or any Product.

1.73  "SELLER'S REQUIRED CONSENTS"

      has the meaning set forth in Section 6.6 below.

1.74  "SELLER SUPPLY AGREEMENT"

      means that certain Supply Agreement in the form attached as Exhibit B hereto.

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1.75  "STOCK"

      means the stock of batches of bulk tablets of Compound, the final blend (tabletting mixture) and the Metabolite (as defined in Exhibit B) identified on Schedule 1SSA of Exhibit B.

1.76  "SUCCESSOR"

      means any successor-in-interest to all or substantially all of Purchaser's assets or to any business or product to which the Assets relate.

1.77  "TAX"

      means, where relating to or payable in respect of the Assets or the transactions contemplated pursuant to this Agreement or the Ancillary Agreements, any and all forms of taxes (irrespective of whether these taxes are originally owed by one Party or based on a joint and several liability assessment of one or both Parties), levies, imposts, contributions, duties and charges in the nature of taxation and all withholdings or deductions in respect thereof of whatever nature whenever imposed by any Governmental or Regulatory Authority of competent jurisdiction (including, for the avoidance of doubt, applicable unemployment and social security contribution liabilities) and whether directly or primarily chargeable against, recoverable from or attributable to either Party or any other person (including all fines, penalties, charges and interest relating to the same).

1.78  "TRANSITION, DATA TRANSFER AND SERVICES PLAN"

      means the Transition, Data Transfer and Services Plan attached as Exhibit C hereto.

1.79  "UPFRONT PAYMENTS"

      have the meaning set forth in Section 3.2.1 below.

1.80  "VALID CLAIM"

      means a claim of an issued and unexpired Patent which has not been (i) revoked or held unenforceable or invalid by a Governmental or Regulatory Authority with the legal authority to revoke or hold unenforceable or invalid a patent or (ii) disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

1.81  "VAT"

      means value added tax or taxes similar thereto.

1.82  "WESTERN EUROPE"

      means the territory represented by the following countries: Andorra, Austria, Belgium, Cyprus, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy,

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                      Asset Purchase Agreement - Retigabine

      Liechtenstein, Luxemburg, Malta, Monaco, Netherlands, Norway, Portugal, San Marino, Spain, Sweden, Switzerland, United Kingdom and Vatican.

1.83  "WYETH"

      means Wyeth Pharmaceuticals, formerly Wyeth Ayerst Research Division of American Home Products Corporation.

2.    CLOSING CONDITIONS

2.1   CLOSING

      The closing of the purchase of the Assets by Purchaser (the "Closing") will take place on January 26, 2004, or, if later, one (1) business day following the first date upon which all of the Purchaser's Closing Conditions (as defined below) and all of the Seller's Closing Conditions (as defined below) are met; provided, however, that (x) the obligation of Purchaser to participate in any Closing is conditional upon Purchaser's receipt of the deliveries by Seller set out in Section 2.3 below (the "Purchaser Closing Conditions") or waiver by Purchaser (in Purchaser's sole discretion) of the same as provided in Section 2.4 below and (y) the obligation of Seller to participate in any Closing is conditional upon Seller's receipt of the deliveries by Purchaser set out in Section 2.2 below (the "Seller Closing Conditions") or waiver by Seller (in Seller's sole discretion) of the same as provided in Section 2.4 below.

2.2   DELIVERIES BY PURCHASER

      At the Closing, Purchaser will make the following deliveries to Seller:

      (a) The first of the Upfront Payments (in the amount of [CONFIDENTIAL TREATMENT], as referred to in Section 3.2.1(a) below.

      (b) A copy of an executed Consent from each Person from whom such a Consent is required in order for Purchaser to consummate the transactions contemplated hereby or by any of the Ancillary Agreements (including (i) the Consents set forth on Schedule 4 hereto and (ii) Purchaser's Required Consents).

      (c)   The Seller Supply Agreement executed by Purchaser.

      (d) An opinion letter of Pillsbury Winthrop LLP, counsel to Purchaser, to the effect that: (i) Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; (ii) Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and (iii) the execution, delivery and performance of this Agreement by Purchaser does not conflict with, or constitute a default under any organizational documents of Purchaser.

      (e) A copy of resolutions adopted by the board of directors of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated

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            hereby and thereby (including the purchase of the Assets from Seller by Purchaser).

      (f) A compliance certificate, executed by Purchaser's Chief Executive Officer and President on behalf of Purchaser and dated as of the Closing, to the effect that (i) the representations and warranties made by Purchaser herein are true and correct in all respects as of the Closing with the same force and effect as if they had been made as of the Closing and (ii) Purchaser has performed all obligations and conditions herein required to be performed or observed by Purchaser on or prior to the Closing.

2.3   DELIVERIES BY SELLER

      At the Closing, Seller will make the following deliveries to Purchaser:

      (a) A copy of an executed Consent from each Person from whom such a Consent is required in order for Seller to consummate the transactions contemplated hereby or by any of the Ancillary Agreements (including (i) the Consents set forth on Schedule 5 hereto and (ii) Seller's Required Consents).

      (b)   The Seller Supply Agreement executed by Seller.

      (c) A patent release agreement (in the form attached as Exhibit D hereto) fully executed, to become effective upon the Closing to assign any and all Patents previously owned by UBS AG to Seller.

      (d)   The Patent Assignment Agreement executed by Seller.

      (e) Evidence reasonably satisfactory to Purchaser that any and all liens, mortgages, charges or other encumbrances against any of the Assets have been released prior to Closing (and, if requested by Purchaser, that Seller has, and will transfer to Purchaser, title of record to all Assets (including all Patents)).

      (f) Such bills of sale, assignments and other instruments as Seller may be required to execute (in Purchaser's reasonable discretion) in order to evidence and effectuate the transfer of the Assets to Purchaser.

      (g) An opinion letter prepared by counsel selected by Purchaser (and reasonably satisfactory to Seller), the fees of such counsel to be paid by Purchaser, to the effect that: (i) Seller is a limited partnership duly organized and validly existing under the Laws of Germany; (ii) Seller has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and (iii) the execution, delivery and performance of this Agreement by Seller does not conflict with, or constitute a default under any organizational documents of Seller.

            If the contents of such opinion letter do not include all of the matters set out in this Section 2.3(g), all the requirements set out in this Section 2.3(g) will be deemed to have been satisfied if Purchaser accepts such opinion letter.

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      (h)   A compliance certificate, executed by Seller's Managing Director and
            Chief Executive Officer on behalf of Seller and dated as of the Closing, to the effect that (i) the representations and warranties made by Seller herein are true and correct in all respects as of the Closing with the same force and effect as if they had been made as of the Closing, (ii) Seller has performed all obligations and conditions herein required to be performed or observed by Seller on or prior to the Closing and (iii) no event or circumstance shall have occurred following the Effective Date which could reasonably be expected to represent a material and adverse change in the condition, status or value of any of the Assets.

2.4   OBLIGATIONS OF THE PARTIES.

      (a) Purchaser (i) shall use its best endeavors to ensure that the Seller's Closing Conditions are satisfied as soon as practicable and in any event not later than January 30, 2004, (ii) may waive all or any of the Purchaser's Closing Conditions at any time (in Purchaser's sole discretion), provided that such waiver is express and is in writing, and (iii) may terminate this Agreement at any time following January 30, 2004, if (x) Purchaser is able at such time to satisfy all of the Seller's Closing Conditions (or such unsatisfied Seller's Closing Conditions have been waived by Seller as provided in this Section 2.4) and (y) Seller is not then able to satisfy all of the Purchaser's Closing Conditions (and such unsatisfied Purchaser's Closing Conditions have not been waived by Purchaser as provided in this Section 2.4).

      (b) Seller (i) shall use its best endeavors to ensure that the Purchaser's Closing Conditions are satisfied as soon as practicable and in any event not later than January 30, 2004, (ii) may waive all or any of the Seller's Closing Conditions at any time (in Seller's sole discretion), provided that such waiver is express and is in writing, and (iii) may terminate this Agreement at any time following January 30, 2004, if (x) Seller is able at such time to satisfy all of the Purchaser's Closing Conditions (or such unsatisfied Purchaser's Closing Conditions have been waived by Purchaser as provided in this Section 2.4) and (y) Purchaser is not then able to satisfy all of the Seller's Closing Conditions (and such unsatisfied Seller's Closing Conditions have not been waived by Seller as provided in this Section 2.4).

2.5   TERMINATION

      In the event of any termination of this Agreement as contemplated by
      Section 2.4 above, this Agreement shall be deemed terminated and shall have no further effect, except that (i) Sections 10.3 (Dispute Resolution), 10.2 (Confidentiality), 10.14 (Governing Law) and 10.16 (Expenses) shall survive any such termination and (ii) each Party shall remain liable to the other Party for any breach of any of such Party's obligations contained in this Agreement (including as set forth in Section
      2.4 above). Except as provided in the immediately preceding clause (ii), upon such a termination the Parties shall be released from all liabilities and obligations hereunder.

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3.    SALE AND PURCHASE OF ASSETS AND RELATED TRANSACTIONS

3.1   SALE AND PURCHASE OF ASSETS

      On the terms and subject to the conditions and other provisions set forth in this Agreement and in the Ancillary Agreements, at the Closing Seller will sell and transfer to Purchaser, and Purchaser will purchase from Seller, all right, title and interest throughout the World in and to the following (collectively, the "ASSETS"):

      (a) The Patents (including the right, if any, to sue or bring actions (including collection of Damages) for past, present and future infringement of any of the Patents, together with all claims and rights to payment in respect thereof);

      (b)   The Know-How;

      (c)   The Regulatory Filings;

      (d)   All of Seller's rights as of the Closing Date under the Contracts

      (e)   The Stock;

      (f)   The Records; and

      (g)   The Domain Name.

3.2   PURCHASE PRICE PAYMENTS

      As consideration for the sale of the Assets to Purchaser, Purchaser shall, subject to the terms and conditions of this Agreement, make the various payments constituting the Purchase Price (including as set forth in this Section 3.2 and in Sections 3.3 and 3.4 below) to Seller; provided, however, that:

      (i)   for the avoidance of doubt, the payments referenced in Sections
            3.2.1 and 3.2.2 below (x) are one-time payments only, such that achievement of the noted events or milestones by successive Products will not trigger additional payment obligations for Purchaser, (y) once paid shall be non-refundable and non-deductible and (z) except for the Upfront Payments, shall not be payable (and any obligation of Purchaser with respect thereto shall terminate) in the event of an Abandonment Decision (provided that if an Abandonment Decision is made after the occurrence of an event triggering a Milestone Payment as set out in Section 3.2.2 but before the end of the ten (10) business day period thereafter, Purchaser shall remain obligated to pay the applicable Milestone Payment to Seller notwithstanding the Abandonment Decision); and

      (ii) any payments required to be paid by this Section 3.2 will be made by wire transfer of immediately available funds to the following beneficiary (with any bank levies or charges, other than levies and charges of Seller's bank, payable by Purchaser): VIATRIS GmbH & Co. KG, Degussa Bank GmbH Account: 590 032; Swift: DEGUDEFF.

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                      Asset Purchase Agreement - Retigabine

3.2.1 Upfront Payments The payments referenced in Sections 3.2.1(a) and 3.2.1(b) below are referred to herein as the "UPFRONT PAYMENTS." For the avoidance of doubt, Purchaser's obligation to make the Upfront Payments is not subject to any Abandonment Review Extension or Abandonment Decision.

      (a) Purchaser shall pay to Seller a payment in the amount of [CONFIDENTIAL TREATMENT] on the Closing as contemplated by Section 2.2(a) above.

      (b) Purchaser shall pay to Seller a payment in the amount of [CONFIDENTIAL TREATMENT].

3.2.2 Milestone Payments

            The payments referenced in Sections 3.2.2(a) through 3.2.2(f) below are referred to herein as the "MILESTONE PAYMENTS."

      (a) Purchaser will pay to Seller a payment in the amount of [CONFIDENTIAL TREATMENT] within ten (10) business days after the first dosing (with either Product or placebo) of the first patient in the First Phase III Trial; provided, however, that such payment shall be made to Seller in any event not later than [CONFIDENTIAL TREATMENT] (the "FIRST BACK-END MILESTONE Date"); and provided, further, that for the avoidance of doubt, the First Back-End Milestone Date is subject to any Abandonment Review Extension or Force Majeure Extension.

      (b) Purchaser will pay to Seller a payment in the amount of [CONFIDENTIAL TREATMENT] within ten (10) business days after the first dosing (with either Product or placebo) of the first patient in the Second Phase III Trial; provided, however, that such payment shall be made to Seller in any event not later than the First Back-End Milestone Date; and provided, further, that for the avoidance of doubt, the First Back-End Milestone Date is subject to any Abandonment Review Extension or Force Majeure Extension.

      (c) Purchaser will pay to Seller a payment in the amount of [CONFIDENTIAL TREATMENT] within ten (10) business days after the last dosing (with either Product or placebo) of the last patient in the Second Phase III Trial; provided, however, that such payment shall be made to Seller in any event not later than [CONFIDENTIAL TREATMENT] (the "SECOND BACK-END MILESTONE Date"); and provided, further, that for the avoidance of doubt, the Second Back-End Milestone Date is subject to any Abandonment Review Extension or Force Majeure Extension.

      (d) Purchaser will pay to Seller a payment in the amount of [CONFIDENTIAL TREATMENT] within ten (10) business days after the issuance of the Carcinogenicity Study Report; provided, however, that such payment shall be made to Seller in any event not later than the Second Back-End Milestone Date; and provided, further, that for the avoidance of doubt, the Second Back-End Milestone Date is subject to any Abandonment Review Extension or Force Majeure Extension.

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      (e)   Purchaser will pay to Seller a payment in the amount of
            [CONFIDENTIAL TREATMENT] upon acceptance for filing by the FDA of the first NDA for the Product for the first Indication.

      (f) Purchaser will pay to Seller a payment in the amount of [CONFIDENTIAL TREATMENT] upon FDA Approval.

3.2.3 Earn-Out on Sales

      (a) Purchaser will pay to Seller, within forty-five (45) days after the end of each calendar quarter (until Earn-Out on Sales in the United States is no longer applicable), the amount of Earn-Out on Sales in respect of the United States for such calendar quarter.

      (b) Purchaser will pay to Seller, within forty-five (45) days after the end of each calendar quarter (until Earn-Out on Sales in Western Europe is no longer applicable), the amount of Earn-Out on Sales in respect of Western Europe for such calendar quarter.

      (c) Purchaser will pay to Seller, within forty-five (45) days after the end of each calendar quarter (until Earn-Out on Sales in the Rest-of-World is no longer applicable), the amount of Earn-Out on Sales in respect of the Rest-of-World for such calendar quarter.

3.3   POTENTIAL ADDITIONAL CONSIDERATION

      In addition to the payments set forth in Section 3.2 above, Seller shall be entitled to receive the following additional payments as noted in this
      Section 3.3 as applicable (collectively the "POTENTIAL ADDITIONAL CONSIDERATION"); provided, however, that:

      (i) in no event shall Purchaser be liable to Seller for any payments under this Section 3.3 to the extent that amounts received by Purchaser (x) are for reimbursement of expenses incurred in connection with any development activity (including pre-clinical or clinical trials or any testing, quality control, evaluation or other development activities) or any manufacturing activity or (y) result, directly or indirectly, from any Seller License; and

      (ii) any payments required to be paid by Purchaser to Seller pursuant to this Section 3.3 will be paid within ten (10) business days of Purchaser's actual receipt of the related payments from the Licensee at issue and by wire transfer of immediately available funds to an account of Seller designated to Purchaser in writing.

3.3.1 United States

      In the event that Purchaser enters into a License Agreement with respect to rights to one or more Products in the United States, then Seller shall be entitled to receive [CONFIDENTIAL TREATMENT] of the amount (net of any Tax required to be paid or withheld under any Laws), to the extent attributable to rights to any Product in the United States, of the following: (i) any upfront or milestone payments received by Purchaser from the applicable Licensee; and, (ii) where royalty payments received by Purchaser from the applicable Licensee are in excess of the applicable Earn-Out on Sales payable to Seller

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      pursuant to Section 3.2.3(a) above, any such "excess" in such royalty payments; provided, however, that Seller's entitlement to receive amounts under this Section 3.3.1 shall be limited to an aggregate of no more than [CONFIDENTIAL TREATMENT]

3.3.2 Western Europe

      In the event that Purchaser enters into a License Agreement with respect to rights in Western Europe to a Product with an Indication for [CONFIDENTIAL TREATMENT], then Seller shall be entitled to receive [CONFIDENTIAL TREATMENT] of the amount (net of any Tax required to be paid or withheld under any Laws), to the extent attributable to rights to such Product in Western Europe, of the following: (i) any upfront or milestone payments received by Purchaser from the applicable Licensee; and, (ii) where royalty payments received by Purchaser from the applicable Licensee are in excess of the applicable Earn-Out on Sales payable to Seller pursuant to Section 3.2.3(b) above, any such "excess" in such royalty payments; provided, however, that Seller's entitlement to receive amounts under this Section 3.3.2 shall only apply (x) if Seller does not have any rights to market and sell in Western Europe any Product with an Indication for [CONFIDENTIAL TREATMENT] and (y) if (and then only to the extent that) the aggregate amount of the upfront, milestone and excess royalty payments referred to in the foregoing clauses (i) and (ii) is in excess of [CONFIDENTIAL TREATMENT] (i.e., Seller's payments shall be calculated only with respect to the amount of any such payments received by Purchaser aggregating in excess of [CONFIDENTIAL TREATMENT]); and provided, further, that Seller's entitlement to receive amounts under this Section 3.3.2 shall be limited to an aggregate of no more than [CONFIDENTIAL TREATMENT]

3.3.3 Rest-of-World

      In the event that Purchaser enters into a License Agreement with respect to rights to one or more Products in the Rest-of World, then Seller shall be entitled to receive [CONFIDENTIAL TREATMENT] of the amount (net of any Tax required to be paid or withheld under any Laws), to the extent attributable to rights to any Product in the Rest-of-World, of the following: (i) any upfront or milestone payments received by Purchaser from the applicable Licensee; and, (ii) where royalty payments received by Purchaser from the applicable Licensee are in excess of the applicable Earn-Out on Sales payable to Seller pursuant to Section 3.2.3(c) above, any such "excess" in such royalty payments; provided, however, that Seller's entitlement to receive amounts under this Section 3.3.3 shall be limited to an aggregate of no more than [CONFIDENTIAL TREATMENT].

3.4   POTENTIAL [CONFIDENTIAL TREATMENT] RIGHT

      [CONFIDENTIAL TREATMENT]

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3.5   INTEREST

      Subject always to any Abandonment Review Extension or Force Majeure Extension that may apply, if any amount required to be paid under this Agreement is not paid when it is due, then such amount shall bear interest at the rate of [CONFIDENTIAL TREATMENT] from time to time calculated on a daily basis for the period from the due date to the date of actual payment.

3.6   ASSUMPTION OF LIABILITIES

      Seller shall remain solely responsible for all debts and liabilities relating to the Contracts arising in or relating to the period ending on or before Closing and Purchaser shall be solely responsible for all Assumed Liabilities; provided, however, that (i) Purchaser will not be assuming any Liabilities of Seller (or any of its Affiliates) other than the Assumed Liabilities and (ii) Seller will remain responsible for all Liabilities of Seller (and Seller's Affiliates shall each remain responsible for their respective Liabilities) other than the Assumed Liabilities.

3.7   TAXES

      (a) Subject to the further provisions of this Section 3.7, (i) Seller shall remain solely responsible for all corporation, income or trade Taxes (as imposed by any Governmental or Regulatory Authority) relating to or payable in respect of the transactions contemplated pursuant to this Agreement or the Ancillary Agreements, (ii) Seller shall be solely responsible for all other Taxes payable in respect of the Assets relating to the period on or before the Closing and
            (iii) Purchaser shall be solely responsible for all other Taxes payable in respect of the Assets relating to the period after the Closing.

      (b) If any deduction or withholding is required by applicable Law with respect to any payment to be made between the Parties pursuant to this Agreement or any Ancillary Agreement, then the Parties shall act in good faith, shall afford to each other such assistance and shall do all such things as are reasonably necessary, to enable either Seller or Purchaser to obtain the benefit of any applicable exemption from withholding or deduction or to claim any applicable refund or tax credit in respect of any such withholding or deduction in relation to any such payment. Without limiting the foregoing, (i) any Tax required to be withheld by Purchaser under any applicable Law for the account of Seller with respect to the remittance of any amounts from Purchaser to Seller shall be paid by Purchaser for and on behalf of Seller to the appropriate Governmental or Regulatory Authority, and Purchaser shall use its Commercially Reasonable Efforts to furnish Seller with proof of payment of such Tax together with official or other appropriate evidence issued by the applicable Government or Regulatory Authority, (ii) any such Tax so paid on Seller's behalf shall be deducted from any

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            payments otherwise due Seller from Purchaser and (iii) the Parties shall exercise Commercially Reasonable Efforts, where appropriate, to recuperate any withheld Tax (for example, so as to avoid any double taxation to any Party).

      (c) The Purchase Price is exclusive of VAT; provided, however, that with respect to the transfer of the Assets and the other transactions contemplated pursuant to this Agreement and the Ancillary Agreements, and notwithstanding any other provision herein or in any Ancillary Agreement to the contrary, (i) each Party has been advised by its independent counsel and accountants that, as of the Effective Date, no VAT is payable, (ii) should any Governmental or Regulatory Authority with appropriate jurisdiction take the view that VAT is payable, then (x) the Parties shall cooperate with each other and shall afford each other such assistance and shall do all such things as are reasonably necessary to enable Seller to determine the correct liability to VAT in respect of the sale of the Assets hereunder (which shall include, without limitation, the provision by Purchaser of valid documentation relating to the transportation of Assets to a place outside of Germany) and (y) Purchaser shall, upon submission by Seller to Purchaser of a valid VAT invoice, pay such VAT (in addition to the Purchase Price), and (iii) Seller shall act in good faith, shall afford to Purchaser such assistance and shall do all such things as are reasonably necessary to enable Purchaser to obtain the benefit of any exemption from any VAT or to claim any refund or tax credit in respect of any VAT.

3.8   ALLOCATION OF PURCHASE PRICE

      The consideration for the Assets will be allocated among the Assets as of the Closing Date in accordance with applicable Law as follows:

       [CONFIDENTIAL TREATMENT]

      Each of the Parties agrees (a) to report (and to cause its Affiliates to report) the transactions contemplated by this Agreement in a manner consistent with applicable Law and with the terms of this Agreement, including the foregoing allocation, and (b) not to take any position inconsistent therewith in any Tax return, in any Tax refund claim, in any litigation or otherwise.

3.9   OPTION TO ACQUIRE ASSETS

      For a period of one hundred twenty (120) days following Purchaser's notice to Seller regarding an Abandonment Decision (the "REACQUISITION OPTION PERIOD"), Seller shall have the option to acquire Purchaser's interest in the Assets (the "REACQUISITION OPTION").

      (a) Purchaser shall make appropriate representatives available to meet with appropriate representatives of Seller at a mutually convenient time to provide an update to Seller (such update to include as much information about the

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            development program(s) then being conducted for any Product as reasonably requested by Seller and to include specifically, without limitation, (i) details of all adverse events or adverse reactions arising at any time during the trials and/or studies, (ii) all financial commitments and expenses outstanding with regard to the Product and (iii) the current status of, and ongoing activities with respect to, the development program(s) then being conducted for the Product), such meeting to occur at Purchaser's facility not later than thirty (30) days after the date the notice of an Abandonment Decision was delivered to Seller.

      (b) Until the earlier of (x) the expiration of the Reacquisition Option Period and (y) the date Purchaser receives notice from Seller that it has elected not to exercise the Reacquisition Option, Purchaser shall (i) to the extent permitted by Governmental or Regulatory Authorities and to the extent consistent with good clinical and laboratory practices, (A) continue any ongoing human clinical trials (but Purchaser shall not be obligated to enroll any new patients in any such ongoing human clinical trials during this period) and (B) continue any ongoing pre-clinical studies (but Purchaser shall not be obligated to dose any additional animals or conduct any histopathology work in any such ongoing pre-clinical studies during this period), and (ii) bear all costs and expenses associated with continuing all such ongoing clinical trials and/or ongoing pre-clinical studies. Other than continuing any such ongoing clinical trials and/or ongoing pre-clinical studies as provided above, Purchaser shall not be obligated to continue any portion of its activities or other efforts with respect to the Compound or any Product, including the manufacture of any additional clinical trial materials (except Purchaser shall remain obligated to purchase all orders placed and accepted by Seller under the Seller Supply Agreement) or other chemistry, manufacturing and controls activities and/or the initiation of any additional pre-clinical studies or human clinical trials.

      (c) In the event of an exercise of the Reacquisition Option, Seller shall not be required to pay any consideration to Purchaser for Purchaser's interest in the Assets (and Purchaser's interest in any improvements related exclusively thereto, if any) and Purchaser shall cooperate with Seller's reasonable requests regarding the transfer of Purchaser's interest in the Assets (and Purchaser's interest in any improvements related exclusively thereto, if any) to Seller; provided, however, that Seller shall be required to bear all reasonable costs and expenses associated with the activity of transferring Purchaser's interest in the Assets back to Seller (such costs and expenses to exclude any internal costs and expenses of the Purchaser).

      (d) In the event that Seller does not exercise the Reacquisition Option prior to the expiration of the Reacquisition Option Period, the Reacquisition Option shall lapse and be without further force or effect.

3.10     CHARGE

      (a) Purchaser hereby charges to Seller by way of first fixed charge (the "CHARGE"), as security for the payment or discharge of all Purchaser's obligations for payment (subject to the terms and conditions of this Agreement) of the Upfront Payments and the Milestone Payments and any interest due under Section 3.5 of this Agreement with respect to any of the Upfront Payments and the Milestone

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            Payments (the "SECURED SUMS"), the following (collectively, the
            "CHARGED RIGHTS"):

            (i) Purchaser's interest in the Patents and any renewals or extensions thereof;

            (ii) Purchaser's interest in any licenses granted by Purchaser with respect to any of the rights referenced in the foregoing clause (i); and

            (iii) As at the date of any Enforcement Event, all present and future rights and causes of action whenever and wherever accruing to Purchaser in respect of infringement of any of the rights referenced in the foregoing clauses (i) and (ii).

      (b) If any Enforcement Event occurs, then Seller may appoint any person or persons to be a receiver and manager of all or any part of the Charged Rights and thereafter exercise in respect of the Charged Rights all of the rights and remedies of a chargee under applicable Law.

      (c) Following the earlier of (i) payment by Purchaser of the last to occur of the Upfront Payments and the Milestone Payments or (ii) Seller's failure to exercise the Reacquisition Option within one hundred twenty (120) days following Purchaser's notice to Seller regarding an Abandonment Decision, the following shall occur: (x) Seller shall release Purchaser and all of the Charged Rights from any obligations under the Charge and the Charge shall be considered fully satisfied by Seller; and (y) Seller shall execute and deliver such instruments and documents, and take such actions, as may be reasonably necessary in order to extinguish the Charge (as well as any related filings or notices).

      (d) Purchaser represents and warrants that, assuming Seller takes all action as and when necessary or appropriate to perfect and maintain the Charge, then from and after the Closing and during the subsistence of the Charge (as contemplated by this Section 3.10), the Charge shall, as to the Charged Rights, rank ahead of any other fixed or floating charge or security interest of any kind that is or may be granted by Purchaser with respect to any of the Charged Rights.

      (e) Purchaser covenants with Seller that, during the subsistence of the Charge (as contemplated by this Section 3.10), Purchaser shall not sell, assign or transfer any of the Charged Rights except in compliance (as applicable) with Section 10.11 below.

      (f) Purchaser covenants with Seller that, during the subsistence of the Charge (as contemplated by this Section 3.10), Purchaser shall (i) use Commercially Reasonable Efforts with respect to those patents and patent applications identified on Schedule PAA of the Patent Assignment Agreement to (A) prosecute such patent applications; (B) pay all maintenance fees for all such patents and patent applications; and (C) defend all challenges to the validity of any such patents; and (ii) execute all further documents, instruments and deeds prepared by Seller and give to Seller all assistance, in each case as reasonably requested by Seller, to register the Charge with such authorities as may be available for the purpose (in the United Kingdom or elsewhere) or to enable

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            Seller to exercise and enforce its rights and remedies with respect to the Charge. (this includes perfection and registration of the charges created or purported to be created by this Charge in any foreign jurisdiction and where the efficacy of such charges in any jurisdiction is dependent on the execution of a different document (provided that such document shall be on terms no more onerous than the terms of this Charge, except where necessary to establish a valid security interest in the United States, Western Europe, Japan or the People's Republic of China)).

4.    TRANSITION ARRANGEMENTS AND PURCHASER'S DEVELOPMENT AND REPORTING
      OBLIGATIONS

4.1   TRANSITION OF ASSETS

      Seller hereby agrees, contingent upon the absence of any Abandonment Decision, that Seller will (a) timely and sufficiently perform its obligations under the Transition, Data Transfer and Services Plan and (b) otherwise exercise its Commercially Reasonable Efforts to utilize and bring to bear such resources as are available to Seller to transition all Assets, including all facets of any development programs relating to the Compound, to Purchaser as promptly as reasonably possible.

4.2   PURCHASER'S EFFORTS

      Purchaser hereby agrees, contingent upon Seller's performance of its obligations under Section 4.1 above (including with respect to the Transition, Data Transfer and Services Plan) as well as the absence of any Abandonment Decision, that Purchaser will exercise its Commercially Reasonable Efforts to seek (a) promptly to initiate efforts with respect to development of a Product in its first indication, (b) FDA Approval of such Product, (c) following FDA Approval, to market such Product in the United States, (d) appropriate regulatory approval for, and following such approval to market, such Product in those jurisdictions outside of the United States which are determined by Purchaser (in its sole discretion) to offer commercially attractive opportunities for such Product and (e) to initiate development efforts in the United States with respect to a Product with [CONFIDENTIAL TREATMENT] as the Indication no later than [CONFIDENTIAL TREATMENT] following the Effective Date, although these obligations shall be subject to Abandonment Review Extension (without reference, for this purpose, to any specific Back-End Milestone Date) and, for the avoidance of any doubt, any Force Majeure Extension.

4.3   DEVELOPMENT REPORTS

      Prior to FDA Approval, Purchaser shall, upon the reasonable request of Seller (which shall be made no more frequently than once per calendar quarter), furnish Seller with an update as to the progress of Purchaser's efforts as contemplated by Section 4.2 above. In addition, Purchaser shall provide Seller with an update, promptly following occurrence of the same, as to the achievement of any of the events that are intended to result in a Milestone Payment. Any update contemplated by this Section 4.3 shall be deemed to be Confidential Information for purposes of Section 10.2 below.

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4.4   EARN-OUT ON SALES REPORTS, RECORDS AND AUDIT.

      (a) Purchaser shall furnish to Seller, at the same time as any payment of Earn-Out on Sales is made by Purchaser to Seller (i.e., as contemplated pursuant to Section 3.2.3 above), a written report detailing the Net Sales for the calendar quarter at issue and the payment due with respect thereto. Where applicable, such reports shall include information on a country-by-country basis. Purchaser shall also furnish to Seller, at the same time as any payment is made by Purchaser to Seller as contemplated by Sections 3.3.1, 3.3.2 or 3.3.3 above in respect of any payments made by any Licensee to Purchaser, a written report detailing such payment and the terms of the applicable License Agreement.

      (b) Purchaser shall keep, and shall cause its Affiliates and Licensees to keep, full, complete and proper records and accounts of all sales of Products in sufficient detail to enable payments of Earn-Out on Sales, as well as payments contemplated by Sections 3.3.1, 3.3.2 or
            3.3.3 above in respect of any payments made by any Licensee to Purchaser, to be determined (the "AUDIT RECORDS").

      (c) Seller shall have the right to appoint an independent certified public accounting firm approved by Purchaser (which approval shall not be unreasonably withheld) to audit the Audit Records as necessary to verify the amount of any payments of Earn-Out on Sales as well as payments contemplated by Sections 3.3.1, 3.3.2 or 3.3.3 above in respect of any payments made by any Licensee to Purchaser. Purchaser shall pay to Seller an amount equal to any additional payments to which Seller is entitled as disclosed by any such audit (plus interest at the rate of [CONFIDENTIAL TREATMENT] from time to time calculated on a daily basis for the period from the due date to the date of actual payment). Any such audit shall be at Seller's expense; provided, however, that if the audit discloses that Seller was underpaid for any calendar quarter by at least [CONFIDENTIAL TREATMENT] of the amount of any payment otherwise owed to Seller for such calendar quarter, then Purchaser shall reimburse Seller for any reasonable audit costs. Seller may exercise its right to audit under this Section 4.4(c) not more frequently than once in any calendar year and not more than once in respect of any calendar year or any calendar quarter therein, and any such exercise must take place no more than two (2) years following the end of any calendar year at issue. The accounting firm chosen by Seller to perform any audit may disclose to Seller only information relating to the accuracy of the payments at issue. Purchaser and its Affiliates and Licensees shall preserve and maintain all Audit Records for a period of at least three (3) years after the calendar year to which the Audit Records apply.

4.5   REGULATORY MATTERS

      From and after the transfer by Seller to Purchaser of the Regulatory Filings pursuant to the terms hereof, Purchaser, at its cost, shall be solely responsible and liable for taking all actions, paying all fees and conducting all communication with the appropriate Governmental or Regulatory Authority required by applicable Law in respect of each such Regulatory Filings, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental or Regulatory Authority. To the extent that Seller shall, after the Closing, retain any personnel or resources with knowledge of, or relevancy to, the Compound or the prior development work conducted

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      with the Compound that may be necessary or useful to Purchaser in completing such Regulatory Filings, Seller shall cooperate with Purchaser's reasonable requests and make such personnel and resources available to assist Purchaser in connection with such Regulatory Filings (with Purchaser to bear any external costs associated therewith).

4.6   INSURANCE

      At such time as any Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Purchaser or its Affiliates, Purchaser shall (at its sole cost and expense) procure and maintain comprehensive general liability insurance in amounts not less than [CONFIDENTIAL TREATMENT] per incident. Such comprehensive general liability insurance shall provide product liability coverage as to Products.

4.7   ACCESS

      Without limiting the provisions of Section 10.2 below, Purchaser shall, upon the request of Seller and to the extent permitted by applicable Law, grant to Seller and its representatives the right, during normal business hours and upon reasonable advance notice, to inspect and copy the Records in Purchaser's possession to the extent pertaining to the Assets prior to the Closing Date (e.g., for tax purposes or in connection with any Actions or Proceedings of a Governmental or Regulatory Authority).

5.    POST-CLOSING COVENANTS OF THE PARTIES

5.1   COOPERATION

      (a) Each Party shall cooperate fully with the other in executing and delivering all notices, applications, submissions, reports and other instruments and documents that are necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements (the forms of which shall be provided by Purchaser to Seller for execution and delivery), including Seller's cooperation in (i) executing and delivering to Purchaser any such documents required to obtain any Consents of any Governmental or Regulatory Authority required for Purchaser to be able to own the Assets and
            (ii) furnishing to Purchaser physical possession of all tangible personal property included in the Assets.

      (b) To the extent that Seller shall, after the Closing, retain any personnel or resources with knowledge of, or relevancy to, financial information or reports related to any of the Assets that shall be required to be included in any filings made by Purchaser with any Governmental or Regulatory Authority (including any filings with the United States Securities Exchange Commission), Seller shall cooperate with Purchaser's reasonable requests and make such personnel and resources available to assist Purchaser in connection with such financial information or reports (with Purchaser to bear any external costs associated therewith). Without limiting the foregoing, Seller will give permission to its

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            auditors to meet with Purchaser to discuss such financial
            information and reports (at Purchaser's expense).

      (c) Seller will use Commercially Reasonable Efforts to make workbooks (including laboratory notebooks) in the possession of Seller or its Affiliates, if any, available to Purchaser in connection with any matters relating to the Patents or the Know-How (including prosecution or enforcement of any right with respect to the Patents or the Know-How). Seller will, at Purchaser's request, provide Purchaser with a list of any contact information Seller or its Affiliates may have for any inventors with respect to any of the Patents or Know-How.

5.2   NON-ASSERTION OF INTELLECTUAL PROPERTY RIGHTS

      Seller agrees that neither it nor any of its Affiliates will assert against Purchaser or any of its Affiliates or Licensees, under any patent, trade secret, copyright or other proprietary right owned or controlled by Seller or any of its Affiliates (whether at the Closing Date or at any time thereafter), a claim that the Compound or any Product infringes rights owned or controlled by Seller or any of its Affiliates (excluding, for this purpose, any trademark right).

5.3   PUBLIC ANNOUNCEMENTS

      Neither Seller nor Purchaser shall issue any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without obtaining the prior written consent of the other Party (such consent not to be unreasonably withheld), except as may be required by applicable Law upon the advice of counsel and only if the disclosing Party provides the non-disclosing Party with an opportunity to first review the release or other public announcement; provided, however, that (i) Seller acknowledges and agrees that Purchaser may file this Agreement (and any of the Ancillary Agreements) as an exhibit to one or more registration statements or periodic filings under the federal securities laws of the United States solely with advance notice to Seller and (ii) promptly following the Closing the Parties will each have the option to issue a press release in a form consented to by the other Party (such consent not to be unreasonably withheld).

5.4   FURTHER ASSURANCES

      (a) On and after the Closing, Seller will from time to time, at the request of Purchaser, (i) execute and deliver, or cause to be executed and delivered, such other reasonable instruments of conveyance and transfer (the forms of which shall be provided by Purchaser to Seller for execution and delivery) and take such other actions as Purchaser may reasonably request, in order to more effectively consummate the transactions contemplated hereby and by the Ancillary Agreements (including (x) to vest in Purchaser full title guarantee to the Assets and (y) assistance, as applicable, in the collection or reduction to possession of any of the Assets), and
            (ii) obtain all Consents and to resolve any and all impracticalities of assignment or transfer necessary to convey the Assets to Purchaser.

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      (b)   On and after the Closing, Purchaser shall from time to time, at the request of Seller, take such actions as Seller may reasonably request in order to more effectively consummate the transactions contemplated hereby and by the Ancillary Agreements (including Purchaser's assumption of the Assumed Liabilities).

6.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Purchaser as follows:

6.1   TITLE TO, AND CONDITION OF, ASSETS

      (a) Seller has good and valid title to the Assets, free and clear of any encumbrance, lien, mortgage, charge, restriction or liability of any kind whatsoever, whether equitable or legal (except for (i) those created by this Agreement, (ii) in the instance of the Contracts, the post-Closing performance obligations referred to in the Contracts which represent Assumed Liabilities, and (iii) an implied license granted under the Patents and Know-How to the Manufacturer as the manufacturer of the Compound (which license is terminable on reasonable notice at any time in the sole discretion of Seller)). As the result of the transactions contemplated hereby, Purchaser will, as of the Closing, be the sole and exclusive owner of all right, title and interest in and to all of the Assets, free and clear of any encumbrance, lien, mortgage, charge, restriction or liability of any kind whatsoever, whether equitable or legal (except for (x) those created by this Agreement, (y) in the instance of the Contracts, the post-Closing performance obligations referred to in the Contracts which represent Assumed Liabilities, and (z) an implied license granted under the Patents and Know-How to the Manufacturer as the manufacturer of the Compound (which license is terminable on reasonable notice at any time in the sole discretion of Purchaser)).

      (b) Without limiting the provisions of Section 6.1(a) above, all right, title and interest to each of the Patents is owned solely by Seller and will, as of the Closing, be transferred to Purchaser. Seller has delivered to Purchaser complete and accurate copies of (i) all US and European Patents (including the patent applications included in the Patents as listed in the Patent Assignment Agreement) and (ii) all US and European file histories with respect to US and European Patents (including the US and European patent applications included in the Patents).

      (c) To the Best of Seller's Knowledge, (i) there are no rights or assets (including intellectual property rights) owned or controlled by any party necessary to develop, make (assuming for this purpose that an experienced third party chemical manufacturer performs the set-up and scale-up of the API), use, sell, offer for sale, distribute, promote or import (anywhere in the World) the Compound or any Product for a Patented Indication or for Purchaser to perform its obligations under this Agreement, other than the Assets (all of which are being transferred to Purchaser pursuant to this Agreement as of the Closing), (ii) the use of the Assets by Purchaser or any Licensee to develop, make, use, sell, offer for sale, distribute, promote or import (anywhere in the World) the Compound or

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            any Product for a Patented Indication following the Closing will not infringe the intellectual property rights of any Person and (iii) no party is, or has prior to the Closing Date been, infringing the intellectual property rights represented by any of the Assets.

      (d) Neither Seller nor, to the Best of Seller's Knowledge, any Person having had any interest at any time in any of the Assets has received any claim of infringement (actual or potential) of any intellectual property rights of any Person, or any request or demand from any Person for the licensing of any intellectual property rights of any such Person, arising out of the manufacture, use, sale, offer for sale, distribution, promotion or import of the Compound or any Product for a Patented Indication, and no basis exists for any such claim, request or demand. Seller and, to the Best of Seller's Knowledge, each Person having had any interest at any time in any of the Assets (or associated with invention, filing or prosecution of any Patent) has complied with any and all obligations with respect thereto to disclose to the relevant patent authorities, where required, any information known to any such Person to be material to the patentability of any claims in any pending or issued patent (including the obligation under United States federal regulations to disclose to the United States Patent and Trademark Office, during the pendency of any United States patent application included in the Patents, information known by any such Person to be material to the patentability of the pending claims in such application).

      (e) Neither Seller nor, to the Best of Seller's Knowledge, any Person having had any interest at any time in any of the Assets has (i) assigned, transferred, licensed, pledged or otherwise encumbered any interest in any of the Assets (including the Patents) for any purpose, or agreed to do so (other than (x) for assignments, transfers, licenses, pledges or other encumbrances of rights prior to the Effective Date, so long as Seller holds all such rights (and transfers such rights to Purchaser) as of the Closing, and (y) as contemplated by this Agreement), and (ii) entered into any covenant not to compete or contract or agreement restricting the right to use or practice any of the Assets in any market or geographic area or with or without any Person.

      (f) None of the Patents is involved in any interference or opposition proceeding, and no such proceeding is being (or has been) threatened with respect to any of the Patents. To the Best of Seller's Knowledge, as of the day prior to the Closing Date, any action required to be taken with respect to any of the Patents (including with respect to any correspondence from, or action by, the United States Patent and Trademark Office) for the three (3) months following the Closing Date is set forth in the Transition, Data Transfer and Services Plan. All docketing information with respect to the Patents (all of which will be transferred to Purchaser as of the Closing as part of the Records) is accurate and complete. To the Best of Seller's Knowledge (Seller not having conducted any searches or other enquiries other than those disclosed in the Data Room Documents), (i) other than, with respect to each Patent, the prior art that is of record in the file history for such Patent, no prior art exists that could reasonably form the basis for invalidating any claim in any of the Patents (in the instance of any patent application included within the Patents, this representation is made in respect of the claims as drafted at the Closing Date), and (ii) all priority claims have been properly made as to each Patent within the deadlines for making such claims as

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            set forth in the rules and procedures of the applicable patent authorities. As to matters other than prior art, to the Best of Seller's Knowledge and excepting as to any Patent the information disclosed in the file history for such Patent, no information exists within Seller or its Affiliates which could reasonably form the basis for invalidating or rendering unenforceable any claim in any Patent (in the instance of any patent application included within the Patents, this representation is made in respect of the claims as drafted at the Closing Date). No statement or assertion has been made to Seller (or, to the Best of Seller's Knowledge, to any Person having had any interest at any time in (or associated with invention, filing or prosecution of) any of the Patents) that (x) any claim in any of the Patents (as granted) is (or may be or become rendered) invalid or unenforceable or (y) any Person is aware of any basis as to the future potential invalidity or unenforceability of any claim of any of the Patents. In the instance of each patent application included within the Patents, and excepting as to any patent application the information disclosed in the file history for such patent application, (A) such patent application has been properly prepared and filed and has been diligently pursued through the Closing Date and, (B) to the Best of Seller's Knowledge, there are no material defects, relative to the filing and prosecution rules and procedures of the applicable patent authority, in the filing or prosecution of such patent application that could cause either (1) the invalidity or unenforceability of any patent that may issue from such patent application (this representation is made in respect of the claims as drafted at the Closing Date) or (2) a patent containing substantially the same claims as are set forth in such patent application as of the Closing Date not to issue from such application. All registration, maintenance and renewal fees in connection with each Patent have been paid.

      (g) Seller and, to the Best of Seller's Knowledge, each Person having had any interest at any time in any of the Assets has (i) exercised Commercially Reasonable Efforts to protect all trade secrets included in the Know-How and (ii) disclosed such trade secrets only to Persons that have executed written confidentiality agreements governing the use or disclosure of such trade secrets (except to the extent such information has been disclosed in connection with making filings related to any Assets, the Compound or any Product for a Patented Indication with Governmental or Regulatory Authorities).

      (h) Seller and, to the Best of Seller's Knowledge, each Person having had any interest at any time in any of the Assets has required all employees and consultants who have provided services in connection with the Compound, any Product for a Patented Indication, any of the Patents or the Know-How to execute agreements under which such employees and consultants have conveyed to Seller, directly or indirectly (i.e., through one or more Persons having had any interest at any time in any of the Assets), ownership of all inventions and developments conceived or created by them in the course of their employment with Seller or any Person having had any interest at any time in any of the Assets, to the extent that any such inventions or developments relate to the Compound, any Product for a Patented Indication, any of the Patents or the Know-How, and no obligation is owed to any such employee or consultant with respect thereto (including any royalty payment obligation). None of the activities of any such employee or consultant, in providing services to Seller or, to the Best of Seller's Knowledge, any Person having had any interest at any time in any of

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            the Assets and to the extent that any such services relate to the
            Compound, any Product for a Patented Indication, any of the Patents or the Know-How, violated any agreement between any such employee or consultant and any of their former employers.

      (i) Seller has made available to Purchaser as part of the Data Room Documents true and correct copies of each Contract. Each Contract is valid and in full force and effect. Neither Seller nor any other party to any Contract is in breach of any Contract.

      (j) All of the Regulatory Filings are in full force and effect and have been duly and validly issued. With respect to the Assets (including the Regulatory Filings) and the Compound or any Product for a Patented Indication, (i) all required reports have been made to appropriate Governmental or Regulatory Authorities, all appropriate actions have been taken and communications with third parties have been made and all required investigations of adverse drug experiences, contamination, tampering and product defects have been made and appropriate follow-up actions have been taken and (ii) there is no Action or Proceeding by any Governmental or Regulatory Authority pending or threatened. Seller has made available to Purchaser as part of the Data Room Documents complete and correct copies of all Regulatory Filings.

      (k) Other than the Assets, there are no assets owned or controlled by Seller or its Affiliates that are necessary for Purchaser to (i) manufacture, distribute, promote, use, sell, offer for sale or import any Product for a Patented Indication or (ii) perform Purchaser's obligations under this Agreement.

6.2   COMPLIANCE WITH LAWS

      Seller and, to the Best of Seller's Knowledge, each Person having had any interest at any time in any of the Assets is, and at all times has been, in compliance with all applicable Laws relating to the Assets. Neither Seller nor any Person having had any interest at any time in any of the Assets has received any notice from any Governmental or Regulatory Authority alleging any failure to comply with any applicable Law relating to any of the Assets.

6.3   REGULATORY MATTERS AND LEGAL PROCEEDINGS.

      (a) The Regulatory Filings are current and in full force and effect and include all regulatory filings and governmental registrations (i) made by or issued to Seller or to the Best of Seller's Knowledge any Person having had any interest at any time in any of the Assets or
            (ii) that relate to the Compound or any Product for a Patented Indication. Seller has made available to Purchaser as part of the Data Room Documents copies of all governmental correspondence in its possession (including copies of official notices, citations or decisions) relating to the Regulatory Filings. In the course of the development of the Compound or any Product for a Patented Indication, neither Seller nor, to the Best of Seller's Knowledge, any Person having had any interest at any time in any of the Assets has used any employee or consultant who (at the time such employee or consultant provided services with respect to the Compound or any Product for a

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            Patented Indication) was debarred by the FDA (or any other
            Governmental or Regulatory Authority) or the subject of pending disbarment proceedings by the FDA (or any other Governmental or Regulatory Authority).

      (b) Without limiting the provisions of Section 6.2 above, Seller and, to the Best of Seller's Knowledge, the Manufacturer are (and have been) in compliance with all Laws applicable to the development, manufacture, labeling, testing and inspection of the Compound, any Product for a Patented Indication and the operation of manufacturing facilities used to manufacture the Compound or any Product for a Patented Indication, and with all applicable regulations, policies and procedures promulgated by the FDA (and any other Governmental or Regulatory Authority) with respect thereto. Neither Seller nor the Manufacturer has received (i) a notice that any recalls, field notifications or seizures have been ordered or threatened by any Governmental or Regulatory Authority with respect to the Compound or any Product for a Patented Indication or (ii) a warning letter or other similar written notice from the FDA (or any other Governmental or Regulatory Authority) regarding the Compound, any Product for a Patented Indication or the manufacturing facilities used to manufacture the Compound or any Product for a Patented Indication.

      (c) There is no Action or Proceeding pending or, to the Best of Seller's Knowledge, threatened that relates to, affects or arises in connection with (i) any of the Assets, (ii) the Compound or any Product for a Patented Indication or (iii) Seller's performance under this Agreement or any of the Ancillary Agreements (including performance of any of the transactions contemplated hereby and thereby). Seller is not subject to any Order of any Governmental or Regulatory Authority that could reasonably be expected to impair or delay the ability of Seller to perform its obligations under this Agreement or any of the Ancillary Agreements.

      (d) Seller has made available to Purchaser all Records (including all toxicology data, clinical studies, manufacturing process data and other information) regarding the Compound or any Product for a Patented Indication that either (i) are or could be material to Purchaser's decision to purchase the Assets or (ii) would be reportable to the FDA under any applicable Law. All such Records (including all toxicology data, clinical studies, manufacturing process data and other information) are accurate and complete and are what they purport to be.

6.4   AUTHORITY; BINDING NATURE OF AGREEMENT

      Seller has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations under this Agreement and the Ancillary Agreements; and the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of Seller and of its partners. This Agreement constitutes, and, upon execution thereof, each of the Ancillary Agreements will constitute, the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

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                      Asset Purchase Agreement - Retigabine

6.5   NON-CONTRAVENTION

      The execution and delivery by Seller of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (including the transfer of the Assets from Seller to Purchaser) will not: (i) contravene or result in a violation or breach of any Law applicable to Seller, the Assets, the Compound or any Product for a Patented Indication; or (ii) result in the imposition of any lien, mortgage, charge or encumbrance upon any of the Assets, the Compound or any Product for a Patented Indication.

6.6   CONSENT

      Seller is not required to obtain any Consents from any Person (whether under a Contract or otherwise) at or prior to the Closing in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby (including the transfer of the Assets from Seller to Purchaser), except for Consents that Seller shall have obtained prior to the Closing ("SELLER'S REQUIRED CONSENTS") which are set forth on Schedule 5 hereto.

6.7   BROKERS

      Seller has not retained any broker in connection with the transactions contemplated hereunder or under any of the Ancillary Agreements. Purchaser has (and will have) no obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or any of the Ancillary Agreements, or the consummation of the transactions contemplated hereby and thereby, by reason of any action taken by or on behalf of Seller.

6.8   DISCLOSURE

      None of the representations or warranties made by Seller in this Agreement or in any Ancillary Agreement, and none of the statements contained in any of the Data Room Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

7.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.

      Purchaser represents and warrants to Seller as follows:

7.1   AUTHORITY; BINDING NATURE OF AGREEMENT

      Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations under this Agreement and the Ancillary Agreements; and the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of Purchaser and its board of directors and

                                                                  Page: 40 of 61
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                      Asset Purchase Agreement - Retigabine

      stockholders. Purchaser, prior to the Closing, will have provided to Seller a copy of the resolutions adopted by the board of directors of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (including the purchase of the Assets from Seller by Purchaser). This Agreement constitutes, and, upon execution thereof, each of the Ancillary Agreements will constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

7.2   NON-CONTRAVENTION

      The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby (including the transfer of the Assets from Seller to Purchaser) will not contravene or result in a violation or breach of any Law applicable to Purchaser, the Assets, the Compound or any Product.

7.3   CONSENT

      Purchaser is not required to obtain any Consent from any Person (whether under a Contract or otherwise) at or prior to the Closing in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby (including the transfer of the Assets from Seller to Purchaser), except for Consents that Purchaser shall have obtained prior to the Closing ("PURCHASER'S REQUIRED CONSENTS") which are set forth on Schedule 4 hereto.

7.4   LEGAL PROCEEDINGS

      There is no Action or Proceeding pending or threatened that relates to, affects or arises in connection with Purchaser's performance under this Agreement or any of the Ancillary Agreements (including performance of any of the transactions contemplated hereby and thereby). Purchaser is not subject to any Order of any Governmental or Regulatory Authority that could reasonably be expected to impair or delay the ability of Purchaser to perform its obligations under this Agreement or any of the Ancillary Agreements.

7.5   BROKERS

      Purchaser has not retained any broker in connection with the transactions contemplated hereunder or under any of the Ancillary Agreements. Seller has (and will have) no obligation to pay any brokers, finders, investment bankers, financial advisors or similar fees in connection with this Agreement or any of the Ancillary Agreements, or the consummation of the transactions contemplated hereby and thereby, by reason of any action taken by or on behalf of Purchaser.

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7.6   DISCLOSURE

      None of the representations or warranties made by Purchaser in this Agreement or in any Ancillary Agreement, and none of the statements contained in any other materials with respect to the Assets furnished by Purchaser to Seller, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

8.    SURVIVAL

      The representations, warranties and covenants of Seller and Purchaser contained in this Agreement and in any Ancillary Agreement shall survive the Closing and remain in full force and effect indefinitely (including through the date which is five (5) years from the date of FDA Approval so as to afford the Parties the rights, if applicable, throughout the period contemplated by Section 9.3(b) below).

9.    INDEMNIFICATION

9.1   INDEMNIFICATION

9.1.1 By Seller

      From and after the Closing, Seller shall indemnify, reimburse, defend and hold harmless Purchaser and its Affiliates, and their respective officers, directors, employees, agents, successors and assigns, from and against any and all Damages to the extent incurred in connection with, arising out of, resulting from or incident to any of the following: (i) any inaccuracy or breach of any covenant, representation, warranty or other agreement of Seller herein or in any Ancillary Agreement; (ii) any use of any of the Assets, or any activities with respect to the Compound (including the development, manufacturing or testing of the Compound or any Product for the treatment of epilepsy), prior to the Closing; or (iii) the failure of Seller to pay, perform or discharge any Excluded Liabilities.

9.1.2 By Purchaser

      From and after the Closing, Purchaser shall indemnify, reimburse, defend and hold harmless Seller and its Affiliates, and their respective officers, directors, employees, agents, successors and assigns, from and against any and all Damages to the extent incurred in connection with, arising out of, resulting from or incident to any of the following: (i) any inaccuracy or breach of any covenant, representation, warranty or other agreement of Purchaser herein or in any Ancillary Agreement; (ii) any use of any of the Assets, or any activities with respect to the Compound (including the development, manufacture, testing, marketing, distribution or sale of the Compound or any Product), following the Closing; (iii) the failure of Purchaser to pay, perform or discharge any Assumed Liabilities; or (iv) enforcement of the Charge following an Enforcement Event.

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                      Asset Purchase Agreement - Retigabine

9.1.3 Procedures

      The indemnified Party (the "INDEMNIFIED PARTY") shall give the indemnifying Party (the "INDEMNIFYING PARTY") prompt written notice (an "INDEMNIFICATION CLAIM NOTICE") of any Damages or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Section 9.1, but in no event shall the Indemnifying Party be liable for any Damages that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a reasonable description of the claim and the nature and amount of such Damages (to the extent that the nature and amount of such Damages are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Damages. All indemnification claims in respect of a Party or its Affiliates, or their respective directors, officers, employees and agents (collectively, the "INDEMNITEES" and each an "INDEMNITEE"), shall be made solely by such Party to this Agreement.

9.1.4 Third Party Claims

      The obligations of an Indemnifying Party with respect to Damages arising from claims of any third party that are subject to indemnification as provided for in this Section 9.1 (a "THIRD PARTY CLAIM") shall be governed by and be contingent upon the following additional terms and conditions:

      (i) At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnitee's claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 9.1.4(ii) below, the Indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Damages incurred by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnitee.

      (ii) Without limiting Section 9.1.4(i) above, any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such

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                      Asset Purchase Agreement - Retigabine

            employment shall be at the Indemnitee's own expense unless (x) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (y) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.1.4(i) above (in which case the Indemnified Party shall control the defense) or (z) if the Indemnified Party and the Indemnifying Party are both named parties to the proceeding and the Indemnified Party has reasonably concluded that there may be one or more legal defenses that are different from or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party and the Indemnifying Party shall be liable for all legal expenses incurred by the Indemnified Party in furtherance thereof).

      (iii) With respect to any Damages relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Damages in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.1.4(i) above, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Damages; provided, however, that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of Damages by an Indemnitee that is reached without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party.

      (iv) Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                                                                  Page: 44 of 61
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                      Asset Purchase Agreement - Retigabine

9.1.5 Expenses

      Where required as provided in this Section 9.1, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnity the Indemnified Party.

9.2   INSURANCE

      The amount of any Damages under Section 9.1 above shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party relating to the claim at issue.

9.3   LIMIT ON RECOVERY

      It is agreed between the Parties that:

      (a) the total amount of each Party's liability to the other in respect of the provisions of Sections 9.1.1 and 9.1.2 above, or otherwise in respect of a Party's breaches or non-fulfillment of any of the covenants, representations, warranties or other agreements of such Party herein or in any Ancillary Agreement, shall be limited to and in no event exceed (in the aggregate) the aggregate amount received by Seller from Purchaser as payment of the Purchase Price as of the date the related liability is determined or admitted in writing to be owing; and

      (b) no claim may be initiated by either Party, whether in respect of the provisions of Sections 9.1.1 and 9.1.2 above or otherwise in respect of the other Party's breach or non-fulfillment of any of the covenants, representations, warranties or other agreements of the other Party herein or in any Ancillary Agreement, following the date which is five (5) years from the date of FDA Approval; provided, however, that this limitation shall not apply to any potential claim which arises from circumstances identified by either Party to the other Party in reasonable detail in a written notice delivered on or prior to the fifth (5th) anniversary of FDA Approval.

9.4   CURE

      To the extent that a Party's breach or non-fulfillment of any of the covenants, representations, warranties or other agreements of such Party herein or in any Ancillary Agreement is capable of cure within a ninety
      (90) day period (and where (i) it is within the breaching Party's power to cure within such period, (ii) the breaching Party promptly commences and pursues Commercially Reasonable Efforts to cure within such period and
      (iii) the non-breaching Party will not be harmed by a ninety (90) day delay in pursuing its remedies against the breaching Party), the non-breaching Party shall afford the breaching Party a reasonable opportunity to cure the breach or non-fulfillment at issue during such ninety (90) day period.

                                                                  Page: 45 of 61

                      Asset Purchase Agreement - Retigabine

10.   MISCELLANEOUS

10.1  TERMINATION, RESCISSION, REPUDIATION

      Following the execution of this Agreement by the Parties, and excepting
      (i) Purchaser's rights as contemplated by Section 2.4(a) above (i.e., to terminate this Agreement in certain circumstances prior to a Closing) and
      (ii) any instance involving a fraudulent act of Seller, Purchaser shall not be entitled to terminate, rescind or repudiate this Agreement at any time prior to the payment to Seller of the Upfront Payments.

10.2  CONFIDENTIALITY

      (a) In addition to the restrictions contained in Section 5.3 above, after the Closing, no Party (a "DISCLOSING PARTY") shall, without the prior written consent of the other Party (the "NON-DISCLOSING PARTY"), disclose to any Person Confidential Information (as defined below) of the Non-disclosing Party, except to a Disclosing Party's employees or representatives who need to know such information for any reason contemplated by this Agreement (and then only to the extent that such persons are under an obligation to maintain the confidentiality of the Confidential Information), or use any Confidential Information of the Non-disclosing Party for any reason other than contemplated by this Agreement unless (i) such Disclosing Party has exercised its Commercially Reasonable Efforts to consult with the Non-disclosing Party and obtain the Non-disclosing Party's prior written consent in a timely manner and (ii) the Disclosing Party has been advised by counsel that disclosure is required to be made under applicable Law or the requirements of a Governmental or Regulatory Authority. In the event that the Disclosing Party is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information or other similar process to disclose any Confidential Information of the Non-disclosing Party, the Disclosing Party shall provide the Non-disclosing Party with prompt written notice of such request, demand or other similar process so that the Non-disclosing Party may seek an appropriate protective order or, if such request, demand or other similar process is mandatory, waive the Disclosing Party's compliance with the provisions of this Section 10.2 as appropriate.

      (b) The term "CONFIDENTIAL INFORMATION" as used in this Section 10.2 means the following, whether disclosed prior to or after the Effective Date: (i) as to Purchaser, all confidential information relating to the business and operations of Purchaser and its Affiliates (including the Assets, the Compound, any Product and the Assumed Liabilities), and (ii) as to Seller, all confidential information relating to the business and operations of Seller and its Affiliates (including the Excluded Liabilities or other obligations other than the Assumed Liabilities, but excluding the Assets, the Compound, any Product and the Assumed Liabilities); provided, however, that the term "Confidential Information" does not include information which (x) becomes generally available to the public other than as a result of disclosure by the Disclosing Party or (y) becomes available to the Disclosing Party after the Closing on a non-confidential basis from a source other than the Non-disclosing Party (provided that such source is not bound by a confidentiality agreement with the Non-disclosing Party).

                                                                  Page: 46 of 61
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                      Asset Purchase Agreement - Retigabine

      (c) This Section 10.2 supercedes and replaces in its entirety that certain agreement relating to confidentiality dated October 21, 2002 and between Seller and Purchaser.

      (d) The Parties acknowledge that Seller may, subject to the provisions regarding confidentiality set forth in this Section 10.2, retain copies of the Records.

10.3  DISPUTE RESOLUTION

      (a) Any dispute, difference or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and settled by arbitration.

      (b) The seat of arbitration shall be England, to be conducted in London and in the English language.

      (c) The substantive issues between the parties shall be settled in accordance with the laws of England.

      (d) The arbitral tribunal shall comprise three arbitrators who shall be appointed in the following manner:

            (i) Each Party shall appoint one of the two Party-appointed arbitrators. The third arbitrator, who shall act as the Chairman of the arbitral tribunal, shall be appointed by the Party-appointed arbitrators, and written notice of such appointment shall be given to both Parties.

            (ii) If a Party fails to make an appointment of an arbitrator within 14 days of receipt of notification of the appointment of an arbitrator by the other Party, and/or if the two Party-appointed arbitrators fail, within 14 days of the appointment of the second arbitrator, to agree upon the appointment of the Chairman of the arbitral tribunal, then any such vacancy shall, on the written request of either of the Parties, be made by the President of the Association of British Pharmaceutical Industry (ABPI) and both Parties shall be notified in writing of such appointment.

            (iii) Save as provided for in sub-clause (l) below, if an arbitrator refuses to act, resigns, is incapable of acting, or dies, the vacancy arising shall be supplied in the same manner as that by which such arbitrator was originally appointed.

      (e) Within 14 days of receipt of notice of the appointment of the Chairman of the arbitral tribunal, the initiating Party shall deliver to the responding Party a Statement of Case, setting out the initiating Party's claims and submissions in support of such claims, together with a copy of any documents the initiating Party intends to rely on.

      (f) Within 28 days of receipt of the initiating Party's Statement of Case, the responding Party shall serve on the initiating Party an Answer, which shall include any counterclaims, together with a copy of any documents the responding Party intends to rely on.

                                                                  Page: 47 of 61
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                      Asset Purchase Agreement - Retigabine

      (g) If the Answer includes any counterclaims, the initiating Party shall, within 28 days of receipt of the Answer, serve on the responding Party a Reply, together with a copy of any further documents which the initiating Party intends to rely on.

      (h) A copy of any document served by one Party on the other shall be sent, at the time of such service, to each of the arbitrators. All communications passing between one Party and the arbitral tribunal shall be copied immediately to the other Party.

      (i) The arbitral tribunal shall, as soon as possible after it has been constituted, direct the holding of a preliminary meeting in order to establish the procedure for the arbitration. Subject to any mandatory provisions of the laws of England, such procedure shall be that which is agreed by the Parties or, failing such agreement, that directed by the arbitral tribunal.

      (j) Unless the Parties agree otherwise in writing, the arbitral tribunal shall hold a hearing at which each Party may make oral submissions with regard to the substantive issues.

      (k) If either Party shall fail to comply with a procedural direction made by the arbitral tribunal, the arbitral tribunal may nevertheless continue with the arbitration and make its award.

      (l) Any decision or award of the arbitral tribunal shall, if necessary, be made by a majority. If no majority can be obtained, the Chairman shall proceed as if the Chairman were a sole arbitrator. If an arbitrator fails or refuses to take part in the arbitration at any time after the hearing referred to in sub-clause (j) above has commenced, the remaining arbitrators may, if they consider such failure or refusal to be unreasonable, continue with the arbitration and make an award. In such event, the provisions of sub-clause
            (d)(iii) above shall not apply.

      (m) The award of the arbitral tribunal shall be final and binding upon the Parties.

      (n) The tribunal shall have such power to order any relief on a provisional basis which it would have power to grant on a final award.

      (o) Nothing in this Section 10.3 shall be deemed to preclude a Party from bringing suit against the other Party in a court of competent jurisdiction to (i) enforce, or enjoin infringement of, such Party's intellectual property rights or (ii) pursue a claim in respect of any breach of the provisions of Sections 5.3 or 10.2 above.

10.4  FORCE MAJEURE

      Notwithstanding any other provision of this Agreement or any Ancillary Agreement to the contrary, neither Party will be liable for any failure to perform its obligations under this Agreement or any Ancillary Agreement to the extent that such performance is reasonably prevented by any Force Majeure Event. In the event that either Party believes a Force Majeure Event has occurred which has affected the performance of its obligations hereunder or under any Ancillary Agreement, such Party shall promptly provide written notice thereof to the other Party.

                                                                  Page: 48 of 61
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10.5  HARDSHIP

      If, after the Closing, either Party shall provide notice to the other Party that any provision of this Agreement has, based upon facts or circumstances which arise after (or were otherwise unknown to such Party as of) the Closing Date, come to represent a commercially unreasonable or impractical hardship, then (i) the Parties agree to negotiate, in good faith, regarding a possible amendment to this Agreement which will be intended to address or overcome such hardship and, to the maximum extent possible, preserve the intended benefits of this Agreement for the non-affected Party and, (ii) only if the Parties are able to negotiate an amendment to this Agreement which is acceptable to both Parties (including, as to the non-affected Party, preserving the intended benefits of this Agreement), the Parties agree to execute, and thereafter to abide by, the provisions of such amendment.

10.6  NOTICES

      All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by internationally recognized courier that maintains records of delivery to the Parties at the following addresses or facsimile numbers:

      If to Purchaser to:      Xcel Pharmaceuticals, Inc.
                               6363 Greenwich Drive, Suite 100
                               San Diego, California 92122
                               United States
                               Attention: Corporate Secretary
                               Facsimile: (858) 202-2799

      With copies to:          Pillsbury Winthrop LLP
                               11682 El Camino Real, Suite 200
                               San Diego, California 92130
                               United States
                               Attention: Mike Hird
                               Facsimile: (858) 509-4010

      If to Seller to:         VIATRIS GmbH & Co. KG
                               Weismullerstra(beta)e 45
                               60314 Frankfurt
                               Germany
                               Attention: Business Development
                               Facsimile: +49-69-4001-2914

      With copies to:          Lovells
                               Atlantic House, Holborn Viaduct
                               London EC1A 2FG
                               England
                               Attention: Nicola Dagg
                               Facsimile: +44 (0) 20 7296 2001

                                                                  Page: 49 of 61

                      Asset Purchase Agreement - Retigabine

      All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.6, be deemed given upon receipt, (ii) if delivered by facsimile to the facsimile number as provided in this Section 10.6, be deemed given upon receipt by the sender of the answer back confirmation, and (iii) if delivered by mail in the manner described above or by overnight courier to the address as provided in this Section 10.6, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 10.6). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties hereto in accordance with the terms of this Section 10.6.

10.7  ENTIRE AGREEMENT

      This Agreement, together with all Exhibits and Schedules hereto and all other documents and instruments referenced herein or delivered in connection herewith (including the Ancillary Agreements), constitute the whole and only agreement between the Parties relating to the subject matter hereof and supersede and extinguish any prior drafts, previous agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing between the Parties, in connection with the subject matter hereof.

10.8  WAIVER

      Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies available to a Party under this Agreement will be independent, cumulative and not alternative, and without prejudice to all other rights available to such Party, whether as a matter of common law, statute, custom or otherwise. Nothing in this Agreement or in any other document referred to herein (including the Ancillary Agreements) shall be read or construed as excluding any Liability or remedy as a result of fraud.

10.9  AMENDMENT

      This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each Party hereto.

10.10 THIRD PARTY BENEFICIARIES

      The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person. Except as otherwise expressly stated herein, nothing in this Agreement confers any rights on any Person (other than the Parties) pursuant to the Contracts (Rights of Third Parties) Act 1999 (English Law).

                                                                  Page: 50 of 61
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                      Asset Purchase Agreement - Retigabine

10.11 ASSIGNMENT AND BINDING EFFECT

      Neither Party may assign any of its rights or delegate any of its obligations under this Agreement to any other Person without the prior written consent of the other Party; provided, however, that (i) Seller may assign to any Person its right to receive all or any portion of any of the cash payments to be made by Purchaser pursuant to Sections 3.2 or 3.3 above, (ii) Purchaser may assign any or all of its rights and obligations under this Agreement to (x) any Successor or (y) any other Person, provided that any such Successor or other Person agrees to be bound by the provisions of this Agreement (including the provisions of Section 3.10 above) and (A) Seller consents to such assignment (such consent not to be unreasonably withheld), (B) Purchaser remains liable for the performance of its obligations under this Agreement, (C) the book value of such Successor or other Person's net assets are in excess of the book value of Purchaser's net assets as at (or immediately following) the date of the assignment or (D) the Upfront Payments and all Milestone Payments have been made, and (iii) Purchaser may license any or all of its rights under this Agreement to one or more Licensees.

10.12 HEADINGS

      The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

10.13 SEVERABILITY

      If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future applicable Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to terms of such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

10.14 GOVERNING LAW

      This Agreement (together with all documents to be entered into pursuant to it which are not expressed to be governed by another law) shall be governed by, construed and take effect in accordance with English Law.

10.15 DOLLAR DENOMINATION AND FOREIGN SALES

      Notwithstanding any provision herein to the contrary:

      (a) All amounts referenced herein as "Dollars" or with a "$" symbol shall mean, and be deemed expressed in terms of, United States Dollars.

                                                                  Page: 51 of 61
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                      Asset Purchase Agreement - Retigabine

      (b) The remittance of any amounts from Purchaser to Seller with respect to amounts received by Purchaser in a currency other than United States Dollars (for example, as may be the case with Earn-Out on Sales from Western Europe or the Rest-of-World) shall be payable to Seller in United States Dollar equivalents at the official rate of exchange of such currency as quoted in the Wall Street Journal for the last business day of the calendar quarter as to which any such payment relates.

      (c) If the transfer, or the conversion into a United States Dollar equivalent, of any remittance referred to in Section 10.15(b) above is not lawful or possible, the payment of such remittance by Purchaser to Seller shall be made by the deposit thereof, in the currency of the country at issue, to the credit and account of Seller or its nominee in any commercial bank or trust company of Seller's choice located in that country, prompt written notice of which shall be given by Purchaser to Seller.

10.16 EXPENSES

      Except as otherwise expressly provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

10.17 COUNTERPARTS

      This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.18 INTERPRETATION OF AGREEMENT.

      (a) Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

      (b) Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

      (c) As used in this Agreement, the words "include" and "including," and variations thereof (including "for example"), will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation."

                                                                  Page: 52 of 61
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                      Asset Purchase Agreement - Retigabine

      (d) Unless the context otherwise requires, references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of, and Schedules and Exhibits to, this Agreement.

IN WITNESS THEREOF the Parties have executed this Agreement on the day and year first above mentioned.

Frankfurt, January 22, 2004          Frankfurt, January 22, 2004

VIATRIS GMBH & CO. KG                XCEL PHARMACEUTICALS, INC.
Signed on behalf of                  Signed on behalf of

/s/ DR. HEINZ KIPPER                 /s/ MICHAEL T. BORER
----------------------------         ------------------------------------------
By: DR. HEINZ KIPPER                 By: MICHAEL T. BORER
Its: Chief Executive Officer         Its: President and Chief Executive Officer

                                                                  Page: 53 of 61

Asset Purchase Agreement-Retigabine                                    SCHEDULES

                                    SCHEDULES

                                       TO

                          THE ASSET PURCHASE AGREEMENT

                                                                  Page: 54 of 61

Asset Purchase Agreement-Retigabine                                    SCHEDULES

                                   SCHEDULE 1

                                ASSUMED CONTRACTS

CONTRACT RESEARCH ORGANISATION (CRO) / CLINICAL STUDY SERVICES:

YEAR OF AGREEMENT                 NAME & ADDRESS
-----------------            ------------------------
                             [CONFIDENTIAL TREATMENT]

CONSULTANTS:

YEAR OF AGREEMENT                 NAME & ADDRESS
-----------------            ------------------------
                             [CONFIDENTIAL TREATMENT]

                                                                  Page: 55 of 61

Asset Purchase Agreement-Retigabine                                    SCHEDULES

INVESTIGATOR'S STATEMENTS:

YEAR OF AGREEMENT                 NAME & ADDRESS
-----------------            ------------------------
                             [CONFIDENTIAL TREATMENT]
-----------------            ------------------------
-----------------            ------------------------
-----------------            ------------------------
-----------------            ------------------------
-----------------            ------------------------

                                                                  Page: 56 of 61

Asset Purchase Agreement-Retigabine                                    SCHEDULES

YEAR OF AGREEMENT                 NAME & ADDRESS
-----------------            ------------------------
                             [CONFIDENTIAL TREATMENT]
-----------------            ------------------------
-----------------            ------------------------
-----------------            ------------------------
-----------------            ------------------------

                                                                  Page: 57 of 61

Asset Purchase Agreement-Retigabine                                    SCHEDULES

                                   SCHEDULE 2

                              PURCHASER'S CREDITORS

1.    REGIMENT CAPITAL III, L.P.
      70 Federal Street, 7th Floor
      Boston, Massachusetts 02110
      USA
      Attention: Richard Miller
      Telephone: (617) 488-1600
      Facsimile: (617) 488-1660

      with a copy to:

2.    PAUL, HASTINGS, JANOFSKY & WALKER LLP
      515 South Flower Street, 25th Floor
      Los Angeles, California 90071
      USA
      Attention: John Hilson, Esq.
      Telephone: (213) 683-6000
      Facsimile: (213) 627-0705

                                                                  Page: 58 of 61

Asset Purchase Agreement-Retigabine                                    SCHEDULES

                                   SCHEDULE 3

                               REGULATORY FILINGS

1.    IND No. 53,950 ("Retigabine (GKE-941, D-23129) Capsules") - ongoing

2.    CTX No. 08336 / 0103 / A, ASTA Medica AG - expired

3.    CTX No. 0011 / 0246/ A, Wyeth - expired

                                                                  Page: 59 of 61

Asset Purchase Agreement-Retigabine                                    SCHEDULES

                                   SCHEDULE 4

                          PURCHASER'S REQUIRED CONSENTS

1.    Regiment Capital III, L.P.

2.    Purchaser's Board of Directors

                                                                  Page: 60 of 61

Asset Purchase Agreement-Retigabine                                    SCHEDULES

                                   SCHEDULE 5

                           SELLER'S REQUIRED CONSENTS

                                 Not applicable

                                                                  Page: 61 of 61